SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._____)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐:

Check the appropriate box: ☐

		☐	Confidential, for Use of the Commission
☐	Preliminary Proxy Statement		Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MIDWEST BANC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per Unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Fellow Stockholders:

      You are cordially invited to attend the 2005 annual meeting of stockholders (the “Annual Meeting”) of Midwest Banc Holdings, Inc. (the “Company”), Melrose Park, Illinois, which will be held on May 18, 2005, at 10:00 a.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

      The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company as well as representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

      The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of the matters to be considered.

      Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

      On behalf of the Board of Directors and all of the employees of the Company and its subsidiaries, I thank you for your continued interest and support.

Sincerely yours,

JAMES J. GIANCOLA
President and Chief Executive Officer

April 15, 2005

MIDWEST BANC HOLDINGS, INC.

501 West North Avenue
Melrose Park, Illinois 60160

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 18, 2005

       NOTICE IS HEREBY GIVEN that the 2005 annual meeting of stockholders (the “Annual Meeting”) of Midwest Banc Holdings, Inc. (the “Company”), will be held on May 18, 2005, at 10:00 a.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707.

      The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.	The election of four (4) members to the Company’s Board of Directors for three-year terms of office and one (1) member to the Company’s Board of Directors for a two-year term of office;

2.	The amendment and restatement of the Company’s 1996 Stock Option Plan;

3.	The amendment to the amended and restated certificate of incorporation of the Company; and

4.	Such other matters as may properly come before the Annual Meeting and at any adjournment thereof, including whether or not to adjourn the meeting.

      The Board of Directors has established March 25, 2005 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available for review at the Company, 501 West North Avenue, Melrose Park, Illinois 60160, for a period of ten days prior to the Annual Meeting and will also be available for review at the Annual Meeting.

By Order of the Board of Directors

/s/ Daniel Nagle
DANIEL NAGLE
Secretary to the Board

Melrose Park, Illinois

April 15, 2005

PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED FORM OF PROXY

IN THE ENVELOPE PROVIDED.

MIDWEST BANC HOLDINGS, INC.

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2005

Solicitation and Voting of Proxies

      This Proxy Statement is being furnished to stockholders of Midwest Banc Holdings, Inc. (the “Company”), in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of proxies to be used at the 2005 annual meeting (the “Annual Meeting”) of stockholders to be held on May 18, 2005 at 10:00 a.m., Chicago time, at Elmcrest Banquets by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, and at any adjournments thereof. The Company’s 2004 Annual Report on Form 10-K, including consolidated financial statement for the fiscal year ended December 31, 2004, and a proxy card, accompany this Proxy Statement, which is first being mailed to record holders of common stock of the Company on or about April 15, 2005.

      Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the five nominees for director named in this Proxy Statement, FOR the amendment and restatement of the 1996 Stock Option Plan (the “1996 Plan” or the “Plan”), and FOR the amendment to the amended and restated Certificate of Incorporation of the Company (the “Certificate”).

      Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

      A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary to the Board, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

      The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers, and other employees of the Company and its subsidiaries, without additional compensation therefore. The Company will also request persons, firms, and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

      The securities which may be voted at the Annual Meeting consist of shares of common stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

      The close of business on March 25, 2005, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of common stock of the Company outstanding on the Record Date was 18,241,151 shares.

      The presence, in person or by proxy, of the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

      Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, such shares, or “broker non-votes,” will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered (except as noted below) as present and entitled to vote with respect to that matter. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      Directors will be elected by a plurality of the votes cast. The approval of the proposal to amend and restate the 1996 Plan requires the affirmative vote of a majority of the votes cast on the matter. The approval of the proposal to amend the Company’s Certificate requires the approval of the holders of a majority of the issued and outstanding shares of common stock.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” each of the nominees proposed by the Board of Directors or “WITHHOLD” authority to vote for any individual nominee. Under Delaware law and the Company’s By-laws, an affirmative vote of the holders of a plurality of shares, present at the Annual Meeting, represented in person or by proxy, and entitled to vote, is required for a nominee to be elected as a director.

      For the proposal to approve the amendment and restatement of the 1996 Plan, stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Proxies marked to abstain and broker non-votes will not be counted as votes cast on this proposal and accordingly will have no effect on the proposal.

      For the proposal to approve the amendment to the Certificate, stockholders may vote, “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Proxies marked to abstain and broker non-votes will not be counted as votes cast on this proposal and accordingly will have no effect on the proposal.

      Proxies solicited hereby will be returned to the Company’s transfer agent, Computershare Investor Services, L.L.C. (“Computershare”). The Board of Directors has also designated Computershare to act as inspector of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

Interests of Certain Persons in Matters to be Acted Upon

      All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Security Ownership of Certain Beneficial Owners

      The following table sets forth information as of the Record Date for: (1) those people believed by management to be the beneficial owners of more than 5% of the Company’s common stock; (2) the nominees for and continuing members of the Board of Directors of the Company; and (3) certain executive officers of the Company. The table includes, with respect to directors, the year in which each became a director of the Company and the year in which their terms as director of the Company will expire. The table also sets forth the amount of common stock of the Company and the percent thereof beneficially owned by each person and all directors and executive officers as a group as of the Record Date. Ownership information is based upon information furnished by the respective individuals.

				Shares of
		Director of	Expiration	Common Stock
		Company	of Term as	Beneficially
Name(1)	Age	Since	Director	Owned(2)		Percent of Class

Director Nominees
James J. Giancola	56	2004	2008	190,000	(3)	1.04%
Gerald F. Hartley	66	2003	2008	11,600	(4)(6)	*
Robert D. Small	74	1983	2008	237,816	(5)	1.30
Homer J. Livingston, Jr.	69	—	2008	—	(6)	*
Barry I. Forrester	42	—	2007	—	(6)	*
Continuing Directors
Angelo DiPaolo	66	1983	2006	791,533	(7)	4.34%
Joseph Rizza	62	1997	2006	518,420	(8)	2.84
Leon Wolin	78	1991	2006	487,953	(9)	2.68
E.V. Silveri	74	1983	2007	2,305,644	(10)	12.64
Daniel Nagle	71	1983	2007	451,450		2.48
LeRoy Rosasco	72	1983	2007	1,503,675	(11)	8.24
Non-Director, Executive Officers
Daniel R. Kadolph	42	—	—	42,621	(12)	*
David M. Viar	55	—	—	—		*
Mary C. Ceas	47	—	—	22,823	(13)	*
Edward H. Sibbald	56	—	—	84,469	(14)	*
Sheldon Bernstein	58	—	—	59,378	(15)	*
Thomas A. Caravello	56	—	—	3,250	(16)	*
Bruno P. Costa	44	—	—	71,851	(17)	*
Christopher J. Gavin	43	—	—	44,363	(18)	*
Thomas H. Hackett	57	—	—	—		*
Mary M. Henthorn	47	—	—	83,147	(19)	*
William H. Stoll	50	—	—	920		*

All directors and executive officers as a group (22 persons)				6,994,401	(20)	38.34%

*	Less than one percent.

(1)	The address of each principal stockholder is 501 West North Avenue, Melrose Park, Illinois 60160.

(2)	Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.

(3)	Includes 120,000 restricted shares, which will vest 30,000 each on January 1st of 2006, 2007, 2008, and 2009 provided Mr. Giancola is still employed pursuant to the terms of his employment agreement, and 15,000 shares held directly by Mr. Giancola’s spouse.

(4)	Includes 4,600 shares held in IRA accounts for the benefit of Mr. Hartley.

(5)	Includes the indirect ownership of 183,600 shares held in a retirement trust account for the benefit of Mr. Small.

(6)	If the amendment and restatement of the 1996 Plan is approved by stockholders at the Annual Meeting, Mr. Hartley, Mr. Livingston, and Mr. Forrester will each receive an award of 3,000 shares of restricted common stock which will vest as follows: 1,000 shares following the Annual Meeting and 1,000 shares each following the 2006 and 2007 annual meeting provided the proposed recipient is still serving as a director at that time.

(7)	Includes 6,950 shares held by trusts for which Mr. DiPaolo acts as trustee, 11,610 shares held by a trust for which Mr. DiPaolo acts as co-trustee, 20,500 shares held by DiPaolo Company, a company controlled by Mr. DiPaolo, and 14,145 shares held directly by Mr. DiPaolo’s daughter.

(8)	Includes 126,720 shares held by a trust for which Mr. Rizza acts as trustee and 80,625 shares held in an IRA account for the benefit of Mr. Rizza.

(9)	Includes 457,923 shares held by a trust for which Mr. Wolin acts as trustee and 28,830 shares held in an IRA account for the benefit of Mr. Wolin.

(10)	Includes 12,312 shares held by trusts for which Mr. Silveri acts as trustee; 52,074 shares held directly by Mr. Silveri’s spouse; 3,150 shares held by trusts for which Mr. Silveri’s spouse acts as trustee; and 1,380,213 shares held by Go-Tane Service Stations, Inc., a company controlled by Mr. Silveri, and the Go-Tane Pension Plan.

(11)	Includes 331,320 shares held by trusts for which Mr. Rosasco acts as trustee and 252,000 shares held directly by Mr. Rosasco’s spouse.

(12)	Includes 39,951 shares subject to currently exercisable options.

(13)	Includes 22,523 shares subject to currently exercisable options.

(14)	Includes 65,869 shares subject to currently exercisable options, 6,450 shares held in a retirement trust account for the benefit of Mr. Sibbald, and 450 shares held by a trust for which Mr. Sibbald’s spouse acts as trustee.

(15)	Includes 9,500 shares held by a trust for which Mr. Bernstein acts as trustee and 49,878 shares subject to currently exercisable options.

(16)	Includes 750 shares subject to currently exercisable options.

(17)	Includes 67,351 shares subject to currently exercisable options.

(18)	Includes 41,231 shares subject to currently exercisable options and 750 shares held in an IRA account for the benefit of Mr. Gavin.

(19)	Includes 53,514 shares subject to currently exercisable options and 24,833 shares held by a trust for which Ms. Henthorn acts as trustee.

(20)	Includes an aggregate of 341,067 shares subject to currently exercisable options. Includes 81,771 shares held in the Company’s 401(k) Plan, for which American Stock Transfer Company acts as trustee. The trustee under the 401(k) Plan has sole voting and investment power with respect to such shares. Includes 1,717 shares held in the Big Foot Financial Corp. Employee Stock Ownership Plan (“ESOP”) Trust for which First Bankers Trust Company acts as trustee. A Plan Administrator, who is an employee of the Company appointed by the Board of Directors, administers the ESOP. Under the terms of the ESOP, the Trustee votes the shares held by the ESOP Trust based upon directions received from the participants in the ESOP.

ELECTION OF DIRECTORS

      The By-laws of the Company provide that the Board of Directors shall consist of three to twenty directors with the number fixed from time to time by a resolution of the Board of Directors with the Directors being divided into three classes in equal number as possible. Directors are to be elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors will serve until their successors are elected and qualified. Currently, there are nine (9) directors serving on the Board of Directors. The Board of Directors has set the number of directors at eleven (11).

      The nominees proposed for election at this Annual Meeting are Mr. Giancola, Mr. Hartley, Mr. Small, Mr. Livingston, and Mr. Forrester.

      In the event that Mr. Giancola, Mr. Hartley, Mr. Small, Mr. Livingston, or Mr. Forrester is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Board of Directors. The Board of Directors has no reason to believe Mr. Giancola, Mr. Hartley, Mr. Small, Mr. Livingston, or Mr. Forrester will be unable or unwilling to serve. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Director Nominees

      Messers. Giancola, Hartley, Small, and Livingston are being nominated to serve as class I directors and if elected will serve until the 2008 annual meeting of stockholders. Mr. Forrester is being nominated to serve as a class III director and if elected will serve until the 2007 annual meeting of stockholders.

      James J. Giancola was named Director, President, and Chief Executive Officer of the Company and Midwest Bank and Trust Company in September 2004. In November 2004, Mr. Giancola was named Chairman, Director, President, Chief Executive Officer of MBTC Investment Company. In February 2005, he was named Director of Midwest Financial and Investment Services, Inc. Prior to joining the Company, he was semi-retired and a private investor. Mr. Giancola has over 30 years experience in the banking industry. He served as president of Fifth Third Bank, Indiana from 1999 to 2000. He also served as president and CEO of CNB Bancshares, Inc., a seven billion dollar bank holding company in Evansville, Indiana from 1997 to 1999. Mr. Giancola has also served as president of Gainer Bank located in Northwest Indiana.

      Gerald F. Hartley has served as a director of the Company and chairman of the Audit Committee and chairman of the Corporate Governance and Nominating Committee since June 2003. Mr. Hartley was named Director of Midwest Bank and Trust Company in February 2004. Mr. Hartley has 39 years experience in financial, accounting, and auditing responsibilities. He also served as a director of Republic Bank of Chicago and Republic Bancorp Co. from August 2000 through May 2003. Previously, Mr. Hartley spent 35 years in the public accounting profession, primarily with Crowe Chizek and Company LLC, dealing with community-based banks and bank holding companies. Mr. Hartley also served as a member of the AICPA Committee on Bank Accounting and Auditing and as a director of the Illinois CPA Society.

      Robert D. Small has served as a director of the Company since 1983. He was originally elected to serve as a director of Midwest Bank and Trust Company in 1974, and served as a director of that bank until 1997. Mr. Small was re-elected to serve as a director of Midwest Bank and Trust Company in 2002. He has previously served as president and director of Midwest Bank of McHenry County from 1989 to 1993. Mr. Small retired as president of Small’s Furniture City located in DeKalb and Elgin, Illinois in 2001.

      Homer J. Livingston, Jr. has served as a director of Peoples Energy Corp since 1989, a company which has a class of securities listed pursuant to Section 12 of the Securities Exchange Act of 1934. Mr. Livingston has served as chairman of the board of Evanston Northwestern Healthcare since 1999. He formerly served as president and chief executive officer of the Chicago Stock Exchange, president and chief executive officer of LaSalle National Bank of Chicago, and as the trustee of the Southern Pacific Railroad.

      Barry I. Forrester, CFA has been a private investor since 2004. Previously, he had worked over 14 years as an investment banker specializing in providing corporate finance services to financial institutions including public offerings of equity and debt, mergers and acquisitions, and mutual-to-stock conversion transactions. He served clients through positions at William Blair & Company from 2000 through 2004, ABN AMRO, Incorporated from 1997 to 2000, and EVEREN Securities, Inc. (including predecessors Kemper Securities and Blunt Ellis & Loewi) from 1989 to 1997. Prior thereto he was a financial analyst with Crowe Chizek and Company LLC. He holds the Chartered Financial Analyst designation and is a member of the CFA Institute and Investment Analysts Society of Chicago.

Continuing Directors

      Angelo DiPaolo has served as a director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1982. He has served as president of DiPaolo Company, a heavy construction company, and DiPaolo Center, a commercial complex in Glenview, Illinois, since 1963.

      Daniel Nagle has served as secretary to the board and a director of the Company since 1983 and as a director of Midwest Bank and Trust Company since 1975. He also served as a director of Midwest Bank of Hinsdale from 1991 to 2002. Mr. Nagle is a retired attorney.

      Joseph Rizza has served as a director of the Company since April 1997. He was elected a director of Midwest Bank and Trust Company in 2002. Mr. Rizza was a director of Midwest Bank of Hinsdale from 1994 to 2001. Mr. Rizza is the owner of Joe Rizza Enterprises which owns several automobile dealerships and financial service companies in the Chicago metropolitan area.

      LeRoy Rosasco has served as a director of the Company since 1983. He has also served as a director of Midwest Bank and Trust Company since 1969. Mr. Rosasco has been the secretary and treasurer of ProTacTic Golf, Inc., a golf equipment manufacturer located in Chicago, Illinois, since 1996. Prior thereto, Mr. Rosasco was a consultant with LPR Enterprises, Inc. located in Chicago, Illinois for 10 years.

      E.V. Silveri has served as chairman of the board of the Company since 1983. Mr. Silveri was elected a director of Midwest Bank and Trust Company in 1972 and has been chairman of the board of Midwest Bank and Trust Company since 1975. He was also a member of the board of directors of Midwest Bank of Hinsdale, and served as chairman and director of First Midwest Data Corp. from 1991 to to 2002. Since 1984, Mr. Silveri has been the president and a director of Go-Tane Service Stations, Inc. located in Melrose Park, Illinois, a firm he co-founded in 1966.

      Leon Wolin has served as a director of the Company since 1991. He was elected a director of Midwest Bank and Trust Company in 1985. Mr. Wolin served as a director of Midwest Bank of Hinsdale from 1996 to 2002. Mr. Wolin has been president of Price Associates, Inc., a real estate appraisal and consulting firm located in Chicago, Illinois, since 1980.

Director Nomination Procedures

      The Corporate Governance and Nominating Committee will consider candidates for nomination as a director recommended by directors or stockholders. The Committee will consider nominees recommended by stockholders if the procedures set forth below are met. In evaluating candidates, the Committee considers the attributes of the candidate (including skills, experience, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner. The Company’s By-laws require that a director own 3,000 shares of Company common stock and that a director must acquire these shares within three years of being elected to the Board. The Board has the authority to waive this requirement and has waived it in the past. If the proposal to amend and restate the 1996 Plan is approved, non-employee directors elected to the Board for the first time will receive an award of 3,000 shares of restricted stock which will vest as follows: 1,000 shares following the directors election to the Board and 1,000 shares on each anniversary of such election provided the individual is still serving as a director on such anniversary.

      The Corporate Governance and Nominating Committee’s responsibilities are to review and shape governance policies and identify qualified individuals for nomination to the Board. Nominees may be suggested by directors, members of management, stockholders, or, if applicable, by a third party engaged to recommend directors.

      In identifying and recommending nominees for positions on the Board of Directors, the Committee places primary emphasis on:

•	judgment, character, expertise, skills, and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences, and other demographics;

•	business or other relevant experience; and

•	the extent to which the nominee’s expertise, skills, knowledge, and experience interfaces with that of other members of the Board of Directors that will help build a board that is effective and responsive to the needs of the Company.

      There are no other specific minimum qualifications that nominees must meet in order for the Committee to recommend them to the full board. Each nominee will be evaluated based on his or her individual merits. Members of the Committee will discuss and evaluate potential candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Committee desires to seriously consider and move toward nomination, the candidate will be invited to meet with the entire Committee. If the entire Committee approves the candidate, the chairman of the Committee, or his or her designate, will enter into a discussion with the nominee with the objective of obtaining the nominee’s permission to be submitted for election at the next annual meeting of stockholders. If the candidate accepts the invitation, the candidate is recommended for approval to the entire Board of Directors.

      The Committee will consider nominees recommended by stockholders. A stockholder who wishes to recommend a prospective Board nominee for the Committee’s consideration may do so by submitting the name of the prospective nominee in writing to the Chairman of the Corporate Governance and Nominating Committee, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January of each year, for consideration at the next annual meeting of stockholders. In submitting nominees, persons should be aware of and apply the guiding principals for director qualifications cited above. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the Committee.

Attendance at Board of Directors Meetings, Committee Meetings, and Stockholder Meetings

      The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets regularly and may schedule special meetings as needed. During fiscal year 2004, the Board of Directors of the Company held 13 meetings primarily related to general Company matters. Each of the directors of the Company attended at least 92% of the total number of the Company’s Board meetings held and committee meetings on which such directors served during fiscal year 2004, except for Mr. Rizza who attended 62% of the meetings.

      The Board encourages all Board members to attend the annual meeting of stockholders. All of the Board members attended the 2004 annual meeting of stockholders.

Communications with Directors

      If you wish to communicate with the Board of Directors or any individual Board member, you may send correspondence to James J. Giancola, President and Chief Executive Officer, Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, Illinois 60160. Mr. Giancola will submit your correspondence to all of the Board members or the appropriate committee, as applicable. Concerns relating to accounting, internal controls, or auditing matters are to be immediately brought to the attention of the chairperson of the Audit Committee.

Director Independence

      The Board of Directors has determined that Messrs. DiPaolo, Hartley, Nagle, Rizza, Small, Wolin, Livingston, and Forrester are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards.

      Independent directors may meet in executive session, without management, at any time, and are regularly scheduled for such executive sessions twice a year as required by the Nasdaq listing standards.

Audit Committee

      The Board of Directors of the Company maintains an Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit

Committee. A copy of the charter of the Audit Committee is available at www.midwestbanc.com. Generally, the Audit Committee has the responsibility for oversight of financial controls, as well as the Company’s accounting, regulatory and audit activities, and annually reviews the qualifications of the independent auditors. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is composed entirely of outside directors who are not officers of the Company. The members of the Audit Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. The Audit Committee currently consists of Messrs. Hartley (Chairman), Rizza, Small, and Wolin. During 2004 the Committee met 10 times. The Board of Directors has determined that Mr. Hartley is the Audit Committee’s financial expert.

Compensation Committee

      The Compensation Committee consists of Messrs. DiPaolo, Rizza, Small, and Wolin (Chairman). The members of the Compensation Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company’s officers, including the Chief Executive Officer; recommending and approving stock option grants to management; reviewing and recommending compensation programs including stock option grants, restricted stock awards, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The Committee met two times during 2004.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee currently consists of Messrs. Hartley (Chairman), Nagle, and Wolin. The members of the Corporate Governance and Nominating Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect. A copy of the charter of the Corporate Governance and Nominating Committee is available at www.midwestbanc.com.

      The Corporate Governance and Nominating Committee has the following responsibilities: recommend a Board structure, a committee structure and Board and committee practices (including the size of the Board, the number, function, and size of committees and the number of Board and committee meetings); recommend committee assignments, including committee chairmanships, to the full Board for approval; revise annually the corporate governance guidelines and committee charters and recommend to the Board any needed changes; review with the Board on an annual basis the appropriate skills and characteristics required on the Board in the context of the strategic direction of the Company; establish Board member selection criteria and screen and recruit new Board members; recommend to the Board the existing Board members to be re-nominated, after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the individual evaluations of the directors and the wishes of existing Board members to be re-nominated; review director candidates recommended by stockholders; recommend director nominees for approval by the Board and the stockholders; develop and recommend standards for determining director independence (i.e. whether a material relationship exists between the Company and a director) and consider questions of possible conflicts of interest of directors; review annually the Company’s Code of Business Conduct and Ethics and recommend to the Board any needed changes; manage the process whereby the full Board annually assesses its performance, and then report the results of the evaluation to the Board along with any recommendations to the full Board as to his continuation as a Board member; jointly with the Compensation Committee recommend to the Board the compensation to be paid to directors; and oversee the orientation of new directors and assess the need for continuing education in governance developments. The Committee met two times during 2004.

Code of Business Conduct and Ethics

      The Company has adopted a Code of Business Conduct and Ethics which applies to all directors, officers, and employees of the Company, including the chief executive officer and the chief financial officer. There were no waivers during 2004. A copy of the Code is available at www.midwestbanc.com. The Company will post any changes to the Code, as well as waivers of the Code for directors or executive officers, at the same location on its website.

Section 16(a) Beneficial Ownership Compliance

      Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and certain officers, and certain other owners of the Company’s common stock, to periodically file notices of changes in beneficial ownership of such common stock with the Securities and Exchange Commission. To the best of the Company’s knowledge, during 2004 all required filings were timely submitted, except as follows: the Form 3 filed by Mr. Giancola on October 14, 2004 and the Form 4 filed by Mr. Hartley on May 10, 2004.

Directors’ Compensation

      During the year 2004, each director received as compensation for serving on the Board of Directors and committees of the Board:

•	An annual retainer of $15,000;

•	An annual retainer of $18,000 for the Chairman of the Audit Committee;

•	A per meeting fee of $1,000 for attendance at regular and special meetings of the Board; and

•	A per meeting fee for attendance at meetings of the following committees:

Audit	$750
Compensation	500
Corporate Governance and Nominating	500

      Daniel Nagle, an independent director, also serves as Secretary to the Board. During the year 2004, Mr. Nagle received $14,400 for minute preparation services rendered to the boards of directors of the Company and Midwest Bank and Trust Company.

      All directors of the Company are also directors of Midwest Bank and Trust Company. Each subsidiary maintains its own fee structure for compensating directors. Some subsidiaries also provide fees for director participation in specific board of directors committees (i.e. loan committees, audit committees and executive committees) which range between $1,200 and $14,900 annually. Each director of the Company who is also a director of one of the subsidiaries received between $10,600 and $14,400 in additional directors’ fees for 2004. Total Board and Committee meeting fees paid in 2004 approximated $441,000, which includes fees paid to Board and Committee members of Midwest Bank and Trust Company.

      If the amendment and restatement of the 1996 Plan is approved by stockholders at the Annual Meeting, each person elected or appointed to serve as a non-employee director for the first time following the 2004 Annual Meeting will receive a restricted stock award of 3,000 shares of Company common stock. Gerald F. Hartley was elected to the Board for the first time at the 2004 Annual Meeting and Homer J. Livingston, Jr. and Barry I. Forrester will be elected for the first time at the 2005 Annual Meeting. As a consequence, upon approval of the amendment and restatement of the 1996 Plan, Mr. Hartley, Mr. Livingston, and Mr. Forrester will each receive a restricted stock award for 3,000 shares of common stock; 1,000 shares will vest following the 2005 Annual Meeting and 1,000 shares will vest following the 2006 and 2007 Annual Meetings, provided the proposed recipient is still serving as a director following each such meeting. During the period of restriction, they will have voting rights and will receive dividends with respect to those shares which remain restricted.

Executive Compensation

      The following table shows the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the President and Chief Executive Officer and certain other executive officers of the Company (“Named Executive Officers”) in fiscal years 2004, 2003, and 2002.

Summary Compensation Table

						Long-Term
	Annual Compensation					Compensation Awards

						Restricted	Securities
				Other Annual		Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Award($)	Options(#)	Compensation($)

James J. Giancola*	2004	2,860	—	—		2,806,500 (1)	—	—
President and Chief	2003	—	—	—		—	—	—
Executive Officer	2002	—	—	—		—	—	—
Brad A. Luecke**	2004	666,315	—	41,198	(2)	—	—	90,755	(3)
Retired President and	2003	512,377	—	50,126	(2)	—	—	86,519	(3)
Chief Executive Officer	2002	324,901	200,000	51,882	(2)	—	60,000	78,599	(3)
Daniel R. Kadolph	2004	139,445	15,000	4,512	(4)	—	3,500	19,588	(5)
Senior Vice President and	2003	141,566	40,000	4,581	(4)	—	—	18,152	(5)
Chief Financial Officer	2002	128,060	83,335	—		—	12,000	16,911	(5)
Edward H. Sibbald	2004	183,202	15,000	8,941	(6)	—	3,000	42,585	(7)
Executive Vice President	2003	185,714	15,000	8,050	(6)	—	—	39,398	(7)
and Director of Marketing,	2002	174,056	20,000	10,824	(6)	—	7,500	36,321	(7)
Midwest Bank and Trust Company
Sheldon Bernstein	2004	171,373	25,000	3,404	(8)	—	5,000	46,767	(9)
Executive Vice President,	2003	162,983	—	17,755	(8)	—	—	43,181	(9)
Midwest Bank and Trust Company	2002	151,458	49,981	17,751	(8)	—	15,000	39,831	(9)
Mary M. Henthorn	2004	168,893	25,000	4,342	(10)	—	5,000	27,792	(11)
Executive Vice President,	2003	161,014	—	17,713	(10)	—	—	25,334	(11)
Midwest Bank and Trust Company	2002	146,176	49,697	12,786	(10)	—	15,000	23,342	(11)

*	Mr. Giancola was named President and Chief Executive Officer on September 28, 2004. Under the terms of his employment agreement, Mr. Giancola was paid $1,000 per month for services rendered during the last quarter of 2004. A more detailed discussion of the terms of his employment agreement is set forth below in “Employment Agreements.”

**	Retired effective October 6, 2004. Mr. Luecke entered into a retirement agreement which was effective as of October 6, 2004. A more detailed discussion of the terms of this agreement is set forth below in “Employment Agreements.”

(1)	Includes 150,000 restricted shares at $18.71, the closing price on September 28, 2004, the date of his employment agreement. These restricted shares will vest 30,000 each on January 1st of 2005, 2006, 2007, 2008, and 2009 provided Mr. Giancola is still employed pursuant to the terms of his employment agreement. Dividends will be paid on the vested shares at the rate declared on the common stock.

(2)	Consists of directors’ fees of $30,200, $35,300, and $39,450 paid in 2004, 2003, and 2002, respectively, club membership fees of $6,140, $8,289, and $7,691 paid in 2004, 2003, and 2002, respectively, and an automobile allowance of $4,858, $6,537, and $4,741 paid in 2004, 2003, and 2002, respectively.

(3)	Consists of a matching contribution of $14,769, $16,356, and $13,813 made by the Company pursuant to the Company’s 401(k) Plan in 2004, 2003, and 2002, respectively, and $75,986, $70,163, and $64,786 in supplemental employee retirement plan expense accrued by the Company in 2004, 2003, and 2002, respectively.

(4)	Consists of an automobile allowance of $4,512 and $4,581 paid in 2004 and 2003, respectively.

(5)	Consists of a matching contribution of $7,150, $6,667, and $6,306 made by the Company pursuant to the Company’s 401(k) Plan in 2004, 2003, and 2002, respectively, and $12,438, $11,485, and $10,605 in supplemental employee retirement plan expense accrued by the Company in 2004, 2003, and 2002, respectively.

(6)	Consists of directors’ fees of $6,000, $5,875, and $6,700 paid in 2004, 2003, and 2002, respectively, and an automobile allowance of $2,941, $2,175, and $4,124 paid in 2004, 2003, and 2002, respectively.

(7)	Consists of a matching contribution of $9,200, $8,571, and $7,857 made by the Company pursuant to the Company’s 401(k) Plan in 2004, 2003, and 2002, respectively, and $33,385, $30,827, and $28,464 in supplemental employee retirement plan expense accrued by the Company in 2004, 2003, and 2002, respectively.

(8)	Consists of directors’ fees of $200, $14,400, and $14,400 paid in 2004, 2003, and 2002, respectively, and an automobile allowance of $3,204, $3,355, and $3,351 paid in 2004, 2003, and 2002, respectively.

(9)	Consists of a matching contribution of $6,500, $6,000, and $5,500 made by the Company pursuant to the Company’s 401(k) Plan in 2004, 2003, and 2002, respectively, and $40,267, $37,181, and $34,331 in supplemental employee retirement plan expense accrued by the Company in 2004, 2003, and 2002, respectively.

(10)	Consists of directors’ fees of $200, $14,200, and $9,550 paid in 2004, 2003, and 2002, respectively, club membership fees of $1,212, $1,188, and $1,188 paid in 2004, 2003, and 2002, respectively, and an automobile allowance of $2,930, $2,325, and $2,048 paid in 2004, 2003, and 2002, respectively.

(11)	Consists of a matching contribution of $8,477, $7,500, and $6,875 made by the Company pursuant to the Company’s 401(k) Plan in 2004, 2003, and 2002, respectively, and $19,315, $17,834, and $16,467 in supplemental employee retirement plan expense accrued by the Company in 2004, 2003, and 2002, respectively.

      The information presented below summarizes certain information about the options to purchase the Company’s common stock which were granted in 2004 by the Company to each of the Named Executive Officers. All options were granted with a per share exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Shares	Total Options	Exercise		Stock Price Appreciation for
	Underlying	Granted to	or Base		Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

James J. Giancola(3)	—	—%	$—	—	—	—
Brad A. Luecke(4)	—	—	—	—	—	—
Daniel R. Kadolph	3,500	3.0	22.03	2014	48,491	122,886
Edward H. Sibbald	3,000	2.6	22.03	2014	41,564	105,330
Sheldon Bernstein	5,000	4.3	22.03	2014	69,273	175,551
Mary M. Henthorn	5,000	4.3	22.03	2014	69,273	175,551

(1)	Options granted on July 1, 2004. These options become exercisable in cumulative annual installments of 25% of the shares covered thereby on each of the first, second, third, and fourth anniversaries of the grant date.

(2)	The amounts set forth represent the value that would be received by the Named Executive Officer upon exercise of the option on the day before the expiration date of the option based upon assumed annual growth rates in the market value of the Company’s common stock of 5% and 10%, rates prescribed by applicable Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock and other factors such as the general condition of the stock markets and the timing of the exercise of the options. The Company did not use an alternative formula for a potential realizable value as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3)	Mr. Giancola was named President and Chief Executive Officer on September 28, 2004. Under the terms of his employment agreement, Mr. Giancola was paid $1,000 per month for services rendered during the last quarter of 2004. A more detailed discussion of the terms of his employment agreement are set forth below in “Employment Agreements.”

(4)	Retired as President and Chief Executive Officer effective October 6, 2004.

      The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised In-
	Shares		Options at Fiscal	The-Money Options at
	Acquired on	Value	Year-End(#)	Fiscal Year-end($)(1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

James J. Giancola	—	$—	—/—	$ —/ —
Brad A. Luecke(2)	—	—	189,335/—	1,705,200/ —
Daniel R. Kadolph	—	—	39,951/12,500	359,809/81,056
Edward H. Sibbald	4,000	71,480	65,869/8,625	593,233/50,660
Sheldon Bernstein	9,000	157,230	49,878/16,250	449,214/101,320
Mary M. Henthorn	4,058	40,702	53,514/16,250	481,961/101,320

(1)	Options are considered “in-the-money” if the fair market value of the underlying common stock exceeds the exercise price of the related stock option. The value of the unexercised options at the end of fiscal 2004 is based on the closing price of $21.87 reported on the Nasdaq National Market on December 31, 2004, the last trading day of fiscal 2004.

(2)	Retired as President and Chief Executive Officer effective October 6, 2004.

      The following table summarizes information as of December 31, 2004, relating to equity compensation plans of the Company pursuant to which common stock is authorized for issuance:

Equity Compensation Plan Information

Number of securities remaining
	Number of securities	Weighted-average	available for future issuance
	to be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
	warrants, and rights	warrants, and rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	1,112,586	$12.78	233,786
Equity compensation plans not approved by security holders	—	—	—

Total	1,112,586	$12.78	233,786

(1)	The Company’s 1996 Stock Option Plan permits 1,725,000 shares for issuance as either incentive stock options or nonqualified stock options. As of December 31, 2004, 378,628 options were exercised.

Employment Agreements

      Employment Agreement. On September 28, 2004, James J. Giancola was appointed President and Chief Executive Officer of the Company and Midwest Bank and Trust Company (“Midwest Bank”). Mr. Giancola has entered into an employment agreement with the Company and Midwest Bank. Set forth below is a description of the material terms of Mr. Giancola’s employment agreement.

      Employment Term. The employment agreement is effective through December 31, 2009 unless otherwise terminated pursuant to the terms of the agreement. Thereafter, the employment agreement will automatically renew for one year periods.

      Duties. Mr. Giancola will serve as Chief Executive Officer and President of the Company and Midwest Bank.

      Compensation. Mr. Giancola will receive a base salary of $535,000 per calendar year which base salary will be reviewed annually. Any salary adjustment (whether increased or decreased) shall be based on: (i) Mr. Giancola’s performance since his last review; (ii) the performance and profitability of the Company; and (iii) the Company’s salary policy effective at the time of any such salary review and adjustment. If employed on the last day of the calendar year for which any bonus is determined by the Board of Directors, Mr. Giancola will also be eligible to receive performance-based annual cash incentive compensation (no greater than 70% of his base salary) and/or stock awards as determined by the Board.

      On March 23, 2005, the Board of Directors, acting on the recommendation of the Compensation Committee, approved the 2005 performance standards. Following the end of 2005, the Compensation Committee will determine whether Mr. Giancola met these performance goals and recommend to the full Board of Directors the amount of the bonus to be paid to Mr. Giancola.

      Restricted Stock. The agreement provides that Mr. Giancola would receive 150,000 restricted shares of common stock of the Company subject to such restrictions and limitations as are commonly applied to such stock and as agreed by the Board. 30,000 of these shares vested on January 1, 2005; the remaining shares will vest at the rate of 30,000 each on January 1 of 2006, 2007, 2008, and 2009 so long as Mr. Giancola is employed pursuant to the employment agreement on the last day of the calendar year preceding each such date. In January of 2005, the Board of Directors (including a majority of its independent directors) determined that no additional restrictions were needed to be placed on this grant. Mr. Giancola will have voting rights and will receive dividends with respect to these vested shares.

      Stock Options. The agreement also provides that Mr. Giancola will be granted options to purchase up to 100,000 shares of the Company’s common stock as of January 1, 2006, based upon performance standards to be determined by the Board for the year 2005. The options will expire 10 years from the date of the grant and have an exercise price equal to the fair market value of the common stock of the Company at the time of grant. The grant may contain additional terms and restrictions not inconsistent with the employment agreement or any stock option plan of the Company then in existence and under which options pursuant to the agreement are issued.

      On March 23, 2005, the Board of Directors, acting on the recommendations of the Compensation Committee, approved the 2005 performance standards. The number of options to be issued to Mr. Giancola will depend upon the extent to which certain performance goals are met. These performance goals will be based primarily on the improvement in stockholder value, as well as the achievement of target goals relating to financial and operational targets, including, among others, credit quality, budgeted financial performance, risk management, improvement of the investment portfolio, improvement of credit processes and operations control, and the achievement of longer-term, strategic goals of the Company, including improved relations with regulatory agencies.

      Following the end of 2005, the Compensation Committee will determine to what extent the performance goals have been satisfied and the number of options to be issued to Mr. Giancola under the 1996 Plan.

      Compensation After Termination. If Mr. Giancola’s employment is terminated due to his death or disability, for cause, voluntarily by Mr. Giancola or through the expiration of the employment agreement, the

Company and Midwest Bank will have no further obligations to him. If Mr. Giancola’s employment is terminated by the Company without cause, he shall be entitled to receive severance pay of up to 100% of his then base salary based upon the following severance vesting schedule, with such payment being due within thirty days of his termination.

Years of Service	% of Base Salary

1	0%
2	60%
3	70%
4	80%
5	100%

      If the severance payment to Mr. Giancola would cause the Company to contravene any law, regulation or policy applicable to the Company, such severance payment shall be made to the extent permitted by law, regulation or policy, and the remainder of such severance payment shall be made from time to time at the earliest time permitted by law, regulation or policy.

      In addition, until Mr. Giancola reaches age 65 or his earlier death before age 65, the Company shall at Mr. Giancola’s expense continue on his behalf and on behalf of his spouse and dependents medical, dental, and hospitalization benefits provided (x) to Mr. Giancola at any time during the 90-day period prior to his termination or (y) to other similarly situated executives who continue in the employ of the Company. The Company’s obligation with respect to the foregoing benefits shall be limited to the extent that Mr. Giancola obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide Mr. Giancola as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to Mr. Giancola than the coverages and benefits required to be provided under the agreement.

      Club Fees. During the period of Mr. Giancola’s employment, the Company shall pay up to $60,000 for him to join the club of his choice and will reimburse him for dues to such club not to exceed $500 per month. Mr. Giancola will use the club primarily to entertain customers of the Company and Midwest Bank.

      Discharge for Cause. The Company may discharge Mr. Giancola for cause. For purposes of the agreement, “cause” shall be defined as the occurrence of any of the following events:

•	The determination by the Board that Mr. Giancola has committed an act or acts constituting (A) a felony or other crime involving moral turpitude, dishonesty or theft, (B) dishonesty or disloyalty with respect to Midwest Bank or the Company, or (C) fraud;

•	The determination by the Board that (i) Mr. Giancola has failed to follow the policies adopted by the Board; (ii) Mr. Giancola has failed to meet the performance goals established in writing by the Board in January of each calendar year the agreement is in effect; or (iii) that Mr. Giancola has engaged in such actions or omissions that would constitute unsafe or unsound banking practices;

•	The determination by the Board that Mr. Giancola has committed a breach or violation of his employment agreement and fails to cure such breach or violation within thirty days after written notice to Mr. Giancola;

•	The determination by the Board that Mr. Giancola (A) has engaged in gross misconduct in the course and scope of his employment with the Company or (B) committed a willful act or any grossly negligent act, or the willful or grossly negligent omission to act, which is intended to cause, has caused or is reasonably likely to cause, material harm to the Company (including harm to its business reputation); or

•	In the event Mr. Giancola is prohibited from engaging in the business of banking by any governmental regulatory agency having jurisdiction over Midwest Bank or the Company.

      Resignation. Mr. Giancola shall be entitled to terminate the agreement by providing the Company written notice of resignation at least ninety days prior to the intended resignation date. Upon Mr. Giancola’s resignation, he shall be entitled to receive any base salary which has been earned through the effective date of such resignation. Mr. Giancola shall not be entitled to receive any other compensation or benefits under any Company benefit plans or the agreement. Mr. Giancola will have the right to purchase health insurance at his own expense through age 65.

      Change in Control. Upon a Change in Control, all of Mr. Giancola’s outstanding stock options and other incentive awards from the Company shall become fully exercisable, all restrictions on Mr. Giancola’s outstanding awards of restricted stock shall lapse and the Company shall pay to Mr. Giancola a cash lump sum payment equal to 299% of his base amount as defined in section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (“Change in Control Payment”); provided, however, if the Change in Control Payment to Mr. Giancola would cause the Company to contravene any law, regulation or policy applicable to the Company, such Change in Control Payment shall be made to the extent permitted by law, regulation, or policy, and the remainder of such Change in Control Payment shall be made from time to time at the earliest time permitted by law, regulation, or policy.

      “Change in Control” means:

•	a change in the ownership of the capital stock of Midwest Bank or the Company (including by way of a tender or exchange offer), whereby a person or corporation acquires beneficial ownership of a number of shares of capital stock of the Company or Midwest Bank which constitutes 50% or more of the combined voting power of the Company’s or Midwest Bank’s then outstanding capital stock entitled to vote generally in the election of directors;

•	the persons who were members of the board of directors of the Company or Midwest Bank immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the board of directors of the Company or Midwest Bank, as applicable;

•	the consummation by the board of directors of the Company or Midwest Bank of a merger, consolidation or reorganization plan involving the Company or Midwest Bank in which the Company or Midwest Bank, as applicable, is not the surviving entity, or a sale of all or substantially all of the assets of the Company or Midwest Bank;

•	a dissolution or liquidation of the Company or Midwest Bank; or

•	any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified above.

      Non-Compete. Under the terms of the agreement, Mr. Giancola has agreed that for a two year period following the termination of his employment, he will not recruit or hire or attempt to recruit or hire employees of the Company or Midwest Bank. He has also agreed that for a two year period following the termination of his employment, he will not, directly or indirectly:

•	solicit the banking business of any current customers of the Company or Midwest Bank;

•	acquire, charter, operate or enter into any franchise or other management agreement with any financial institution;

•	serve as an officer, director, employee, agent or consultant to any financial institution; or

•	establish or operate a branch or other office of a financial institution within the city limits of or having its main office or a branch within fifty miles of the main office of Midwest Bank or any of its branches.

      Retirement Agreement. On September 28, 2004, Brad A. Luecke retired (effective October 6, 2004) as the President and Chief Executive Officer of the Company and Midwest Bank and resigned as a director of the Company and Midwest Bank.

      Mr. Luecke entered into a Retirement Agreement and General Release with the Company and Midwest Bank on September 28, 2004. This agreement provides that Mr. Luecke’s resignation is effective on October 6, 2004, contains a general release running from Mr. Luecke to the Company and Midwest Bank, provides for a severance payment of $500,000 (payable over 12 months), and replaces the benefit schedule under Mr. Luecke’s existing SERP Agreement to provide that he shall receive 180 monthly payments of $9,226.25. Mr. Luecke also agreed to not solicit customers or employees of the Company or Midwest Bank for a one year period. This agreement has been amended to provide that in the event if Mr. Luecke’s death, his SERP payments shall be made to his estate.

      Under this agreement, Midwest will continue on behalf of Mr. Luecke and his spouse and dependents (at the Company’s expense) medical, dental, and hospitalization benefits provided to similarly situated former employees for a period of up to 18 months. The Company’s obligation shall be limited to the extent that Mr. Luecke obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to him than the coverages and benefits required to be provided under the agreement.

      Transitional Employment Agreements. The Company and certain subsidiaries of the Company have entered into separate Transitional Employment Agreements with each of the Named Executive Officers and certain other officers of the Company’s subsidiaries. The Transitional Employment Agreements are designed to minimize the impact of change in control transactions on the performance of key officers and executives. In the event of a “change in control” (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of the Company or the relevant subsidiary), the agreements require the Company, the relevant subsidiary or any successor, as the case may be, to continue the employment of the affected officers for either 12 or 24 months in their respective positions and at their respective salaries (including the payment of directors’ fees, if any) with the right to participate in new or continuing bonus, incentive, benefit and other plans. In the event the employment of an officer is terminated by (1) the officer for any reason during the first year following the change in control (subject to the requirement that certain officers must wait 90 days following the change of control to exercise such right of termination), (2) by an acquiror for any reason other than death, disability or cause, or (3) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue the affected officer’s salary (including the payment of directors’ fees, if any) for 12 or 24 months after the termination of employment and the affected officer is prohibited from competing with the Company for 6 months or 24 months, respectively.

      The following is a list of the Named Executive Officers who have entered into Transitional Employment Agreements and the number of months an acquiror would be obligated to continue the affected officer’s salary: Daniel R. Kadolph — 24 months; Edward H. Sibbald — 24 months; Sheldon Bernstein — 24 months; and Mary M. Henthorn — 24 months. In addition, seven other executive officers have entered into Transitional Employment Agreements.

Supplemental Executive Retirement Plan

      The Company has implemented a supplemental executive retirement plan (“SERP”) for the purpose of providing certain retirement benefits to those executive and other corporate officers of the Company and its subsidiaries approved by the Board of Directors. The annual retirement benefit available under the SERP is calculated to range from 25% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and payable over 15 years. To qualify, each participant must continue to remain employed with the Company for at least five years following the adoption of the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits to the extent such amounts exceed a participant’s accrued benefit under the SERP at the time of death.

      All of the Named Executive Officers participate in the SERP. In addition, 14 other officers also participate in the SERP.

      The following table shows the annual benefits payable upon retirement under the SERP, based on the specified final salary and percentage payout for the participating Named Executive Officers.

	Retirement Benefit	Retirement Benefit
Final Salary	Amount (1)	Percentage

$224,800	$67,400	30%
286,400	71,600	25%
321,000	98,400	30%
360,400	108,100	30%

(1)	Benefits shown are computed on the basis of a single life annuity. Other forms of benefits payments are available under the SERP and would be determined on the actuarial equivalent amount of the single life annuity payment.

Compensation Committee Report on Executive Compensation for 2004

      General. The Compensation Committee is responsible for making decisions regarding executive officers’ compensation, including bonuses and other benefits. The Compensation Committee is also responsible for administering the Company’s 1996 Plan and determines the awards granted thereunder.

      The Committee has developed a compensation program which is comprised of salary, annual cash incentive bonuses, long-term incentives in the form of stock options, and other benefits typically offered to executives by corporations similar to the Company. The Committee recognizes that attracting and retaining key executives is critical to the Company’s long term success. The Committee has set certain guidelines regarding executive officers’ compensation. Each executive officer is reviewed annually, and that officer’s compensation is based on that individual’s contribution to the Company.

      The Committee has reviewed compensation structures and other information from various sources, including, among others, Watson Wyatt’s Financial Institution Compensation Survey, SNL Securities, Sheshunoff Information Services, and Crowe Chizek and Company LLC. Although no company is an exact match, consideration was given to salaries and bonuses that are paid to executives at similar community bank holding companies. Additional considerations were the greatly increased responsibilities of running a public company, the individual’s contributions to the Company and the individual’s experience and tenure with the Company.

      Base Salaries. Base salaries for executive officers are determined at the time of hire by comparing responsibilities of the position with those of other similar executive officer positions in the marketplace and the individual’s experience. Annual salary adjustments are determined giving consideration to the Company’s performance and the individual’s contribution to that performance. While there are no specific performance weightings established, the salary recommendations are based on performance criteria such as:

•	financial performance of the Company with a balance between long- and short-term growth in earnings, revenue, and asset growth;

•	role in development and implementation of long term strategic plans;

•	responsiveness to changes in the financial institution marketplace; and

•	growth and diversification of the Company.

      Bonuses. Executives may earn annual cash bonuses based upon a pay-for-performance philosophy which are determined at the conclusion of each fiscal year. In recommending bonuses, the Committee considers the achievements of each executive officer for that year, as well as the Company’s performance. The achievements may be quantitative or qualitative. Qualitative factors include, but are not limited to, commitment, dedication, demonstration of creativity and initiative, and attention to personnel relations.

      Given the size of the Company, the Committee believes it is feasible to evaluate the different individual contributions of each of the Company’s executive officers, and, as a matter of policy, there has not been a defined bonus plan established. However, the Committee does evaluate the attainment of certain specific Company and individual objectives, which are typically set at the beginning of the year, in determining the bonus amounts awarded to executives. The primary objectives are based upon net income, deposit growth, loan growth, certain financial performance measures such as net interest margin, credit quality issues and net overhead ratios, and tailored personal objectives for each executive. The Committee uses these measurable objectives as a guideline to establish executive bonuses relative to a targeted bonus percentage established in connection with the performance objectives, but the end determination of such bonuses is ultimately a discretionary decision. Accordingly, the policy used by the Board to set cash bonuses is considered subjective. The bonuses for each of the executive officers are recommended to the Committee by management.

      Stock-based Incentives. To ensure a direct connection between the executive officer interests and the stockholders of the Company, the Company has awarded and intends to continue to award stock-based incentives which are longer term in nature than the base salary and annual cash bonus components of overall compensation. The incentives have been in the form of stock options granted at exercise prices at fair market value on the date of grant. The intention is to incentivize employees to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless appreciation in the share price occurs over a number of years.

      For 2003 performance, the Company granted non-qualified stock options to senior management as part of their overall compensation package. The stock option awards for the 2003 performance were determined in July of 2004. Such stock options were granted at exercise prices equal to fair market value on the date of grant, vest in equal increments over four years, and have a term of ten years.

      Chief Executive Officer. On September 28, 2004, James J. Giancola was appointed President and Chief Executive Officer of the Company and Midwest Bank. Mr. Giancola entered into an employment agreement with the Company and Midwest Bank.

      Under the terms of this agreement (which was approved by the Board and the independent directors), Mr. Giancola will receive a base salary of $535,000 per calendar year which base salary will be reviewed annually. Any salary adjustment (whether increased or decreased) shall be based on: (i) Mr. Giancola’s performance since his last review; (ii) the performance and profitability of the Company; and (iii) the Company’s salary policy effective at the time of any such salary review and adjustment. If employed on the last day of the calendar year for which any bonus is determined by the Board of Directors, Mr. Giancola will also be eligible to receive performance-based annual cash incentive compensation (no greater than 70% of his base salary) and/or stock awards as determined by the Board.

      On March 23, 2005, the Board of Directors, acting on the recommendation of the Compensation Committee, approved the 2005 performance standards. Following the end of 2005, the Compensation Committee will determine whether Mr. Giancola met these performance goals and recommend to the full Board of Directors the amount of the bonus to be paid to Mr. Giancola.

      The agreement provides that Mr. Giancola would receive 150,000 restricted shares of common stock of the Company subject to such restrictions and limitations as are commonly applied to such stock and is agreed by the Board. 30,000 of these shares vested on January 1, 2005; the remaining shares will vest at the rate of 30,000 each on January 1 of 2006, 2007, 2008, and 2009 so long as Mr. Giancola is employed pursuant to the employment agreement on the last day of the calendar year preceding each such date. In January of 2005, the Board of Directors (including a majority of its independent directors) determined that no additional restrictions were needed to be placed on this grant. Mr. Giancola will have voting rights and will receive dividends with respect to these vested shares.

      The agreement also provides that Mr. Giancola will be granted options to purchase up to 100,000 shares of the Company’s common stock as of January 1, 2006, based upon performance standards to be determined by the Board for the year 2005. The options will expire 10 years from the date of the grant and have an exercise price equal to the fair market value of the common stock of the Company at the time of grant. The grant may contain additional terms and restrictions not inconsistent with the employment agreement or any stock option plan of the Company then in existence and under which options pursuant to the agreement are issued.

      On March 23, 2005, the Board of Directors, acting on the recommendations of the Compensation Committee, approved the 2005 performance standards. The number of options to be issued to Mr. Giancola will depend upon the extent to which certain performance goals are met. These performance goals will be based primarily on the improvement in stockholder value, as well as the achievement of target goals relating to financial and operational targets, including, among others, credit quality, budgeted financial performance, risk management, improvement of the investment portfolio, improvement of credit processes and operations control, and the achievement of longer-term, strategic goals of the Company, including improved relations with regulatory agencies.

      Following 2005, the Compensation Committee will determine to what extent the performance goals have been satisfied and the number of options to be issued to Mr. Giancola under the 1996 Plan.

      Additional details concerning Mr. Giancola’s employment agreement may be found above in the “Employment Agreements” section.

      The Internal Revenue Code of 1986, as amended (the “Code”) limits the deductions a publicly held company may take for compensation paid to its most highly paid executive officers. Typically, salaries and bonuses in excess of $1 million (excluding performance-based compensation) which are paid in one tax year cannot be deducted by the Company.

      Section 162(m). The provisions of Section 162(m) of the Code limit the tax deductibility of compensation paid to the Named Executive Officers for compensation in excess of $1 million. However, certain “performance based” compensation is excluded from the Section 162(m) limit if paid pursuant to plans approved by stockholders. Due to the value of the Company’s stock price, the chief executive officer will receive compensation in excess of $1 million for 2005, and the excess of his 2005 compensation will not be deductible for tax purposes by the Company. Depending on the stock price of the Company at the time of vesting of the restricted stock awards, it is likely that a portion of the chief executive’s compensation in 2006 will exceed the Section 162(m) limit and will not be deductible for tax purposes by the Company.

      The Committee will continue to evaluate the impact of the 162(m) provisions and to consider compensation policies and programs appropriate for an organization of the Company’s size and history in an effort to address the potential impact. The Committee may determine that it is appropriate to continue to compensate an executive above the 162(m) limit for various reasons, including in circumstances of outstanding corporate or executive achievement.

      Conclusion: The Committee believes the executive officers’ individual compensation packages are designed in a manner which is consistent with the Company’s overall compensation philosophy.

      This report is submitted by the Compensation Committee.

Leon Wolin (Chairman)
Angelo DiPaolo
Joseph Rizza
Robert D. Small

Compensation Committee Interlocks and Insider Participation

      James J. Giancola, President and Chief Executive Officer of the Company, serves on the Board of Directors of the Company. Mr. Giancola is also the president and chief executive officer of Midwest Bank. Each of the Directors of the Company is also a director of Midwest Bank.

Performance Graph

      The graph below sets forth a comparison of the percentage change in the cumulative total stockholder return for the period beginning December 31, 1999 and ending December 31, 2004 for the Company’s common stock, the S&P 500 Index, and the CRSP Index for Nasdaq Bank Stocks, assuming the reinvestment of all dividends.

(PERFORMANCE GRAPH)

	Midwest Banc Holdings,
	Inc.	S&P 500	Nasdaq Bank Stocks

12/31/1999	100.00	100.00	100.00
12/31/2000	114.17	91.20	114.23
12/31/2001	164.51	80.42	123.68
12/31/2002	225.09	62.64	126.65
12/31/2003	270.15	80.62	162.92
12/31/2004	271.37	89.47	186.45

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Midwest Banc Holdings, Inc.	$100.00	$114.17	$164.51	$225.09	$270.15	$271.37
S&P 500	100.00	91.20	80.42	62.64	80.62	89.47
Nasdaq Bank Stocks	100.00	114.23	123.68	126.65	162.92	186.45

Transactions With Certain Related Persons

      Some of the Company’s executive officers and directors are, and have been during the preceding year, clients of the Company’s subsidiary banks, and some of the Company’s executive officers and directors are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, clients of the Company’s subsidiary banks. As such clients, they have had transactions in the ordinary course of business of the banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. At December 31, 2004, the Company’s directors, executive officers, and their business interests had loans outstanding, whose individual aggregate indebtedness to the Company’s subsidiary banks exceeded $60,000, totaling approximately $26.3 million in the aggregate, which represented 21.3% of total stockholders’ equity as of that date. Such loans were made by the Company in the ordinary course of business, were not made with favorable terms, and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features.

      During 2004, the Company incurred board minute preparation fees for services provided by the Secretary to the Board, Daniel Nagle, in the amount of approximately $14,400.

      The Company made payments totaling $140,366 in 2004 to DiPaolo Company, a company controlled by Angelo DiPaolo, a director of the Company, for construction services. The Company also made payments totaling $121,248 for bank-owned vehicles to Rizza Cadillac/ Buick/ Hummer, Joe Rizza Lincoln Mercury, and Joe Rizza Ford, all companies controlled by Joseph Rizza, a director of the Company. The Company also made payments totaling $260,515 to a security systems company owned by Mr. Rosasco’s son-in-law.

      In 2003, following discussions with the Federal Reserve Bank of Chicago and the Illinois Department of Financial and Professional Regulation, the Company eventually determined it would provide an additional $14.7 million to the allowance for loan losses, charge off approximately $5.6 million in loans, and reverse out $1 million of interest income.

      As previously reported by the Company, on March 26, 2003, Midwest Bank received proceeds from an entity indirectly owned by certain directors and family members of directors of the Company of approximately $13.3 million in connection with the sale of previously classified loans, which consisted of $12.5 million of the loan principal balance, $750,000 for the letter of credit and $67,000 of accrued interest and late charges. Midwest Bank recognized a $4.0 million after-tax capital contribution as a result of the sale of these loans to the related parties. As of December 31, 2002, $6.3 million of the $12.5 million outstanding principal amount of these loans was considered impaired.

      The purchaser of the loans is indirectly owned 50% by 400 VC, LLC (“400 VC”), an entity owned by Michael Wolin, the adult son of Leon Wolin, a director of the Company, Lee Paul Rosasco, the adult son of LeRoy Rosasco, a director of the Company, Angelo DiPaolo, a director of the Company, E.V. Silveri, Chairman of the Board of the Company, and Brad A. Luecke, retired President and Chief Executive Officer of the Company. Mr. Silveri is the managing member of 400 VC. The current ownership of 400 VC is follows: E.V. Silveri 35.3%; Brad A. Luecke 22.2%; Lee Paul Rosasco 23.0%; Angelo DiPaolo 12.0%; and Michael Wolin 7.5%.

APPROVAL OF PROPOSED AMENDMENT AND

RESTATEMENT OF THE 1996 STOCK OPTION PLAN

      The Stock Option Plan was adopted by the Company in 1996 (the “1996 Plan” or the “Plan”). The 1996 Plan provides for the grant to employees and consultants of the Company and its subsidiaries of incentive stock options and nonqualified stock options.

      On March 23, 2005, the Board of Directors of the Company, acting on the recommendations of the Compensation Committee, voted to amend and restate the 1996 Plan, subject to stockholder approval. The amended and restated plan:

•	Increases the number of shares of Common Stock available for awards under the 1996 Plan from 1,725,000 to 2,500,000;

•	Continues to authorize the issuance of incentive stock options and non-qualified stock options;

•	Authorizes the issuance of stock appreciation rights, restricted stock, and restricted stock units;

•	Amends the 1996 Plan to allow non-employee directors to participate in the Plan and removes consultants as persons who can participate in the Plan;

•	Authorizes the issuance of 3,000 shares of restricted stock to newly elected directors; and

•	Extends the termination date of the 1996 Plan from November 19, 2006 until March 23, 2015.

      Set forth below is a discussion of the principal features of the 1996 Plan as amended and restated.

      Currently, there are only 233,786 shares of common stock available for issuance under the 1996 Plan; in addition, only stock option awards may be granted under the Plan. The Board believes that having a sufficient number of shares available for awards and offering additional types of awards is essential to the Company’s success and the enhancement of its value by providing a means for attracting, motivating and retaining employees, officers, and directors and linking the personal interests of those persons with the interests of stockholders. The Board of Directors accordingly has approved an increase in the total number of shares that may be utilized for awards under the 1996 Plan from 1,725,000 to 2,500,000, an expansion of the 1996 Plan by authorizing awards of stock appreciation rights, restricted stock, and restricted stock units and other amendments to the Plan.

      The Board believes this increase of 775,000 shares and the adding of additional forms of awards is appropriate in view of a number of factors. These include the much larger number of individuals employed by the Company since 1996 and the Company’s need to attract and retain qualified personnel. Without this increase and the opportunity to offer additional types of grants, the Board believes the Company would be severely impaired in its efforts to continue to grow and to attract, motivate and retain the most qualified management and other personnel.

General

      Employees of the Company and its subsidiaries and non-employee directors are eligible to participate in the 1996 Plan. As of April 1, 2005, approximately 132 employees of the Company and its subsidiaries and eight non-employee directors were eligible to participate in the Plan. The 1996 Plan (as amended and restated) will provide for the following types of awards:

•	options to purchase common stock, which may be “incentive stock options” qualified under Section 422 of the Code or options which are not qualified under Section 422 (referred to as “nonqualified stock options”);

•	stock appreciation rights; and

•	restricted stock and restricted stock units.

      Each award granted under the 1996 Plan shall be designated in an award agreement.

Administration of the Plan

      The Plan will be administered by the Board of Directors acting through the Compensation Committee or a committee selected by the Board (the “Committee”). The Committee must have two or more members of the Board, each of whom must be (1) an “outside director,” as defined under Section 162(m) of the Code and (2) a “non-employee director,” as defined in Rule 16b-3 under the Exchange Act. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying awards under Section 162(m) of the Code as performance-based compensation, in which case the subcommittee shall be subject to and have authority granted hereunder to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee.

      The Committee generally has the power to:

•	select employees and non-employee directors who shall participate in the 1996 Plan;

•	determine the number, sizes and types of awards, the date the awards may be exercised and the date on which the risk of forfeiture shall lapse, the acceleration of any such dates and the expiration date of an award;

•	determine the terms and conditions of awards in a manner consistent with the Plan;

•	determine whether, to what extent and under what circumstances an award may be settled, or the exercise price of an award may be paid, in cash, shares of common stock or a combination thereof;

•	construe and interpret the 1996 Plan and any agreement or instrument entered into under the plan;

•	establish, amend, or waive rules and regulations for the Plan’s administration;

•	amend the terms and conditions of any outstanding award to the extent such terms and conditions are within the discretion of the committee as provided in the 1996 Plan; and

•	make all other determinations which may be necessary or advisable for the administration of the 1996 Plan.

Shares Available

      As of April 1, 2005, of the 1,725,000 shares reserved for awards under the 1996 Plan, 1,580,789 shares had been utilized for option grants, (658,052 of which have been issued upon the exercise of such options), leaving only 262,846 shares available for future awards under the 1996 Plan.

      Assuming the amended and restated Plan is approved by stockholders, the total number of shares of our common stock that may be utilized for awards under the Plan will be 2,500,000; as a consequence, 1,037,846 shares will be available for future awards. As described below under “Changes in Capitalization,” this total number of shares is subject to adjustment in certain circumstances to prevent dilution. These shares may be either authorized but unissued shares, or previously issued shares that have been reacquired by the Company.

      During any fiscal year, no participant may be granted awards under the 1996 Plan with respect to more than 150,000 shares, subject to adjustment as described below under “Changes in Capitalization.”

      By the terms of the 1996 Plan, not more than                               of the total number of shares available for awards may be in the form of restricted stock or restricted stock units.

      If, an option expires, terminates, lapses or is cancelled for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an option is exercised or settled in a manner such that some or all of the shares of common stock related to the option are not issued to the participant, the shares of common stock subject thereto which have not become outstanding shall remain available for issuance under the 1996 Plan.

      If any awards under the 1996 Plan are forfeited for any reason, or settled in cash in lieu of shares of common stock or in a manner such that some or all of the shares of common stock related to the award are not issued to the participant, such shares of common stock shall remain available for issuance under the 1996 Plan, except with respect to the exercise of stock appreciation rights issued in conjunction with options.

Duration and Modification

      The 1996 Plan will remain in effect until terminated in accordance with the Plan; however, no award may be granted under the plan on or after March 23, 2015. The Board of Directors generally may, at any time, terminate or amend the Plan without approval of participants or the Company’s stockholders. Stockholder approval will be obtained if it is required by law, rule or regulation or if required by the rules of the Nasdaq National Market System or any other exchange on which the Company’s common stock is then listed or quoted for trading. Additionally, the Board, in its discretion, may voluntarily seek stockholder approval if it so desires. The 1996 Plan may not be terminated or amended in a manner that will adversely affect any outstanding award without the consent of the participant to whom the award was granted.

Stock Options

      General. Stock options may be granted to employees and non-employee directors at any time and from time to time by the Committee; provided, however, that non-employee directors will not be eligible to receive incentive stock options. The Committee generally has complete discretion in determining the number of shares subject to options granted to each participant. Each option grant will be evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. If the Committee does not set a vesting schedule for an option award, the 1996 Plan provides that the option will vest at the rate of 25% per year. In addition, the option agreement will specify whether the option is intended to be an incentive stock option or a non-qualified stock option.

      The term of awards granted under the 1996 Plan may not be for more than ten years (or five years in the case of incentive stock options granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any of its subsidiary).

      The 1996 Plan authorizes the Committee to grant options at an exercise price not less than 100% of the fair market value of the common stock on the date the option is granted (or 110% in the case of options granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any or its subsidiary).

      To the extent the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000 (or such greater amount as may be permitted under the Code), such excess options shall be treated as nonqualified stock options.

      Stock Option Exercises. A participant may pay the exercise price of his or her option: (a) in cash or its equivalent; (b) by tendering previously acquired shares of common stock having an aggregate fair market value at the time of exercise equal to the total exercise price; (c) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the shares and to be consistent with the purposes of the 1996 Plan; or (d) by a combination of (a), (b) and (c), as the Committee, in its sole discretion, may permit.

      Exercising Options After Termination of Service. Upon the death, disability or retirement of a participant, each option (including all unvested portions) held by the participant shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable thereafter until the first to occur of the date for termination of the option set out in the award agreement, the tenth anniversary of the date of the grant or the expiration of one year from the participant’s death, disability or retirement.

      Upon early retirement at or after age 55, each option held by a participant who retires and agrees to remain retired from the industry (a “sunset arrangement”) shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable by the participant until the earlier of the date for termination of the option set out in the award agreement, the tenth anniversary of the date of the grant or three months from the date of the participant’s early retirement.

      In the event of the death of the participant after his or her termination of service, but prior to the expiration of his or her options, then his or her options shall be exercisable in full by his or her beneficiaries until the earlier of the date such options would have expired had the participant survived until such date or the expiration of one year from the date of the participant’s termination of service.

      If the service of the participant shall terminate for any reason other then death, disability, retirement, early retirement at age 55, or for cause, the rights under any then outstanding option granted pursuant to the 1996 Plan shall terminate upon the expiration date of the option or three months after such date of termination of service, whichever first occurs; provided, however, that in the event such termination of service occurs after a “change in control” of the Company, the rights under any then outstanding option granted pursuant to the Plan shall terminate upon the expiration date of the option or one year after such date of termination of employment, whichever first occurs.

      No incentive stock option may be exercised more than three months after the participant’s termination of employment with the Company and its subsidiaries for any reason other than disability or death (in which case the incentive stock option may be exercised until the expiration of one year from the date of death or disability). In the event the participant dies during the three-month period after the termination of his or her employment, the incentive stock option may be exercised by his or her beneficiaries until the expiration of one year from the date of death. In the event the award agreement or the Committee permits later exercise, and the incentive stock option is not exercised within such three month or one year period, whichever is applicable, then such incentive stock option shall become a nonqualified stock option.

      If a participant’s service is terminated for cause, all of his or her outstanding options under the 1996 Plan (regardless of vesting status) will immediately be forfeited.

      Transferability of Awards. An option (other than an incentive stock option) may only be transferred upon the death of the participant, by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order. If the award agreement permits, a transfer of a non-qualified option may be made by gift to any member of the participant’s immediate family, to a trust for the benefit of one or more immediate family members or to a partnership where only immediate family members are partners. For purposes of the 1996 Plan, the term “immediate family” means a participant’s spouse, children, and grandchildren.

Stock Appreciation Rights

      The exercise of a stock appreciation right entitles its holder to receive shares of Company common stock in an amount equal to (1) the difference between the fair market value of a share of Company common stock on the date of exercise over the grant price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised. In the case of a stock appreciation right, the base amount on which the stock appreciation is calculated shall be not less than 100% of the fair market value of the common stock on the date of grant.

      Stock appreciation rights may be granted to employees and non-employee directors at any time and from time to time as determined by the Committee. The Committee has complete discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be at least equal to the fair market value of a share of Company common stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award.

      The 1996 Plan provisions on exercising stock appreciation rights after termination of service are essentially the same as those applicable to stock options.

      A stock appreciation right may not be transferred except upon the death of the participant, by will or laws of descent and distribution.

Restricted Stock and Restricted Stock Units

      General. Shares of restricted stock and restricted stock units may be granted to employees and non-employee directors at any time and from time to time as determined by the Committee. Each restricted stock or restricted stock unit award must be evidenced by an award agreement which specifies the period of restriction (that is, the period (if any) within which the transfer of the shares is limited in some way), the number of shares granted and the other provisions determined by the Committee, including whether the award is subject to vesting upon the achievement of performance goals. The Committee may also require (but is not obligated to) that the participant make cash payments at the time upon the lapsing of restrictions.

      While shares of restricted stock are subject to any restrictions, a participant in whose name shares of restricted stock are issued under the 1996 Plan may exercise full voting rights and is entitled to receive all dividends and distributions paid with respect to those shares. If any dividends or distributions are paid in shares of the Company common stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were paid. Participants receiving restricted stock units will not have voting rights or the right to receive dividends, but the Committee may award dividend equivalents.

      Termination of Service. In the event a participant’s service terminates due to his or her retirement, death or disability, all restrictions applicable to the restricted stock or the restricted stock units shall automatically terminate and, except as otherwise provided by the Committee, the shares of restricted stock shall be free of restrictions and freely transferable and, in the case of restricted stock units, the participant shall receive cash or common stock or a combination thereof.

      In the event that a participant terminates his or her service with the Company for any reason other than retirement, death or disability, then any shares of restricted stock and any restricted stock units still subject to restrictions at the date of such termination shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions on any or all such shares or units.

      Under the 1996 Plan, the vesting of restricted stock and restricted stock unit may be subject to the achievement of “performance goals.” One or more of the following business criteria for the Company may be used by the Committee in establishing performance goals: (1) revenue measures; (2) operating income, earnings form operations, earnings before or after taxes, or extraordinary or special items, (3) net income per common share (basic or diluted) or earnings per share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) efficiency ratio; (7) economic profit or value created; (8) net interest margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, costs targets, customer satisfaction, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

      The Plan permits the Committee to issue restricted stock and restricted stock units as a bonus, to issue them without any restrictions, or to issue the restricted stock or restricted stock units for less than the fair market value of the Company’s common stock on the grant date.

      Transferability. Until the end of a period of restriction and the termination of any other restrictions, restricted stock or restricted stock units may not be transferred by a participant.

Restricted Stock Awards to Non-Employee Directors

      The 1996 Plan provides that each person elected or appointed to serve as a non-employee director for the first time following the 2004 Annual Meeting shall receive a restricted stock award of 3,000 shares of Company common stock to be distributed as follows:

•	1,000 shares upon such person’s election or appointment to the Board of Directors for the first time; and

•	1,000 shares at each of the two annual meetings of stockholders held thereafter provided such person is still serving as a director of the Company at the time of such annual meetings.

      Non-employee directors who receive restricted stock pursuant to this program will have voting rights with respect to these shares and will receive dividends on such shares.

Changes in Capitalization

      In the event of any change in corporate capitalization, such as a stock split, stock dividend, recapitalization, or a corporate transaction, such as a merger, consolidation, combination, separation, spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of shares available for awards, the number and class of and/or price of shares subject to outstanding awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Change in Control

      The 1996 Plan provides that unless otherwise provided in the participant’s award agreement, in the event of a “change in control” of the Company (as defined below), the unvested portion of each then outstanding award under the Plan will vest in full and shall be fully exercisable. All options and stock appreciation rights shall become exercisable in full and all restrictions applicable to restricted stock and restricted stock units shall terminate. The term “change in control” is defined in the Plan as the occurrence of any one or more of the following events:

•	The Company is merged or consolidated or reorganized into or with another corporation or the Company sells all or substantially all of its business and/or assets and less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation are owned in the aggregate by the persons who were stockholders of the Company immediately prior to such merger, consolidation or reorganization;

•	Any person or group has become the beneficial owner of more than 50% of the issued and outstanding shares of voting securities of Company, other than (i) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any subsidiary or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company;

•	Individuals who are members of the Incumbent Board cease to constitute a majority of the board of directors of the Company. For this purpose, “Incumbent Board” means (i) the members of the board of directors of the Company on March 23, 2005 and (ii) any individual who becomes a member of the board of directors of the Company after March 23, 2005, if such individual’s election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board; or

•	The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Certain Federal Income Tax Consequences

      The following summary of the federal income tax consequences of the 1996 Plan transactions is based upon federal income tax laws in effect on January 1, 2005. This summary does not purport to be complete, and, among other considerations, does not describe state, local, or international tax consequences. In addition, the following does not address the recently enacted American Jobs Creation Act of 2004, which added legislation concerning deferred compensation and may require amendments to the Plan to comply with this legislation. Further, it is unclear how this legislation and future guidance will change the tax consequences described below.

      Non-qualified Stock Options. The grant of a nonqualified stock option under the 1996 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

      Incentive Stock Options. The grant of an incentive stock option under the 1996 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules), and the Company receives no deduction at the time of exercise. The Internal Revenue Service has issued proposed regulations that would subject participants to withholding at the time participants exercise an incentive stock option for Social Security and Medicare taxes (but not income tax) based upon the excess of the fair market value of the shares on the date of exercise over the exercise price. These proposed regulations, if adopted, would be effective only for the exercise of an incentive stock option that occurs two years after the regulations are issued in final form.

      In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

      If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

      Restricted Stock and Restricted Stock Units. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount, if anything, paid for such stock and the fair market value of the shares on the date that the restrictions lapse. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

      Recipients of restricted stock will receive dividends on such shares during the restriction period. Such dividends will be treated as ordinary compensation income until such time as the restrictions lapse. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

      Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long-or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

      Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the fair market value the shares received upon such exercise. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

      If vesting or exercisability of an award is accelerated under the Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds threshold limits under the

Code (and certain related exercise taxes may be triggered). Furthermore, if the compensation attributable to awards is not “performance-based” within the meaning of Code Section 162(m), the Company may not be permitted to deduct the aggregate non performance-based compensation in excess of $1 million in some circumstances.

Accounting Consequences

      In December 2005, the Financial Accounting Standards Board (“FASB”) adopted rules which require that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The rules permit entities to use any option-pricing model that meets the fair value objective set out in the rules. Modifications of share-based payments will be treated as replacement awards with the cost of the incremental value recorded in the financial statements.

      These new rules are effective at the beginning of the third quarter of 2005. As of the date of this filing, no decisions have been made as to whether the Company will apply the modified prospective or retrospective transition method of application.

      The Company will present a cumulative effect of a change in accounting principle as a result of the adoption of the new rules for the estimation of future forfeitures. The Company is precluded from its past practice of only recognizing forfeitures as they occur.

      The impact of the FASB rules on the Company in 2005 and beyond will depend upon various factors, among them being the Company’s future compensation strategy.

Options Granted Under the 1996 Plan

      As of April 1, 2005, there were options outstanding for an aggregate of 1,580,789 shares of the Company’s common stock under the 1996 Plan at a weighted average exercise price of $11.94 per share. On March 31, 2005, the closing price per share of the Company’s common stock on The Nasdaq Stock Market was $19.91.

      The following table sets forth certain information as of April 1, 2005 with respect to outstanding options granted under the Plan. All of these options are non-qualified stock options. Information relating to grants made under the Plan in 2004 is set out in “Executive Compensation” above. In 2004, 117,500 non-qualified stock options were granted. As indicated below options for up to 100,000 shares may be granted under the Plan to Mr. Giancola in 2006 pursuant to his employment agreement. In addition, the Company anticipates making awards under the 1996 Plan to executive officers in 2005 consistent with what was awarded in 2004.

      Except as noted below, no awards have been granted to date in 2005 and, as of April 1, 2005, no stock appreciation rights, restricted stock, or restricted stock units have been awarded under the 1996 Plan.

No. Shares
Name and Position	Underlying Options

James J. Giancola,	—
President and Chief Executive Officer(1)(2)
Daniel R. Kadolph,	52,451
Senior Vice President and Chief Financial Officer
Edward H. Sibbald,	74,494
Executive Vice President of Midwest Bank and Trust Company
Sheldon Bernstein,	66,128
Executive Vice President of Midwest Bank and Trust Company
Mary M. Henthorn,	69,764
Executive Vice President of Midwest Bank and Trust Company
All current executive officers as a group (12 persons)	438,067
All current non-employee directors as a group (8 persons)	—
All eligible employees who are not executive officers or non-employee directors as a group (79 persons)	366,035

(1)	On September 28, 2004, Mr. Giancola entered into an employment agreement with the Company and Midwest Bank. The agreement provides that Mr. Giancola will receive 150,000 restricted shares of common stock of the Company. 30,000 of these shares vested on January 1, 2005; the remaining shares will vest at the rate of 30,000 shares each on January 1 of 2006, 2007, 2008, and 2009 so long as Mr. Giancola is employed pursuant to the employment agreement on the last day of the calendar year preceding each such date. Mr. Giancola will have voting rights and will receive dividends with respect to these vested restricted shares.

(2)	The employment agreement also provides that Mr. Giancola will be granted options to purchase up to 100,000 shares of the Company’s common stock as of January 1, 2006, based upon performance standards to be determined by the Board for the year 2005. The options will expire 10 years from the date of the grant and have an exercise price equal to the fair market value of the common stock of the Company at the time of grant. These shares will be issued under the 1996 Plan. On March 23, 2005, the Board of Directors, acting on the recommendations of the Compensation Committee, approved the 2005 performance standards. The number of options to be issued to Mr. Giancola will depend upon the extent to which certain performance goals are met. These performance goals will be based primarily on the improvement in stockholder value, as well as the achievement of target goals relating to financial and operational targets, including, among others, credit quality, budgeted financial performance, risk management, improvement of the investment portfolio, improvement of credit processes and operations control, and the achievement of longer-term, strategic goals of the Company, including improved relations with regulatory agencies. Following the end of 2005, the Compensation Committee will determine to what extent the performance goals have been satisfied and the number of options to be issued to Mr. Giancola under the 1996 Plan.

      The 1996 Plan as amended and restated provides that each person elected or appointed to serve as a non-employee director for the first time following the 2004 Annual Meeting shall receive a restricted stock award of 3,000 shares of Company common stock. Gerald F. Hartley was elected to the board for the first time at the 2004 Annual Meeting and Homer J. Livingston, Jr. and Barry I. Forrester will be elected for the first time at the 2005 Annual Meeting. As a consequence, upon approval of the amendment and restatement of the 1996 Plan, Mr. Hartley, Mr. Livingston, and Mr. Forrester will each receive a restricted stock award for 3,000 shares of common stock; 1,000 shares will vest following the 2005 Annual Meeting, and 1,000 shares will vest following the 2006 and 2007 Annual Meetings, provided the proposed recipient is still serving as a director following each such meeting. During the period of restriction, they will have voting rights and will receive dividends with respect to these shares of restricted stock.

Approval of Proposed Amendment and Restatement of the 1996 Plan

      Approval of the proposed amendment and restatement of the 1996 Plan requires the affirmative vote of a majority of the votes cast on the proposal. Stockholder approval of the amendment is required by the Nasdaq Marketplace Rules and to provide the incentive stock option recipients with the favorable tax treatment afforded options under Section 422 of the Code. Stockholder approval of the amendment is also sought to comply Section 162(m) of the Code.

      A copy of the amended and restated 1996 Plan is attached here to as Appendix A.

      Unless the authority to vote for the amendment is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted “For” the amended and restated 1996 Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1996 PLAN.

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

      A proposal for consideration at the Annual Meeting is an amendment to the amended and restated certificate of incorporation of the Company (the “Certificate”) increasing the Company’s authorized common stock by 8,000,000 shares from 24,000,000 shares to 32,000,000 shares. The par value of the common stock will remain $0.01 per share. At a meeting of the Board held on February 23, 2005, the Board unanimously approved the amendment and agreed to recommend the amendment to the Company’s stockholders for approval.

      As approved by the Board, subject to stockholder approval at the Annual Meeting, the first paragraph of Section 4 of the Certificate, as amended, would read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is thirty-three million (33,000,000), divided into two classes as follows: one million (1,000,000) of which shall be preferred stock, $0.01 par value (“Preferred Stock”), and thirty-two million (32,000,000) of which shall be common stock, $0.01 par value (“Common Stock”).”

Purpose of the Amendment

      The Company currently has the authority to issue 24,000,000 shares of common stock, with a par value of $0.01 per share. As of April 1, 2005, there were 18,241,151 shares of the Company’s common stock issued and outstanding. Combined with 306,389 shares of common stock reserved for issuance upon exercise of options granted by the Company, the number of authorized shares of common stock of the Company available for issuance is 306,389. The number of authorized shares of restricted common stock of the Company available for issuance is 120,000.

      The Board considers the proposed amendment to increase the number of authorized shares of common stock desirable because it would give the Board flexibility to issue common stock in connection with stock dividends, splits, acquisitions, financings, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares of common stock, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions. Approving an increase in the number of authorized shares at this time also would avoid the additional expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate increasing the number of authorized shares at the time of a transaction of the type described above, unless stockholder approval is otherwise required for a particular issuance by applicable law. The proposed amendment to the Certificate would increase the authorized, unissued and unreserved common stock available for issuance from 24,000,000 to 32,000,000 shares.

      Authorized, unissued and unreserved common stock may be issued from time to time for any proper purpose without further action of the stockholders, except as required by the Certificate, applicable law or the listing requirements of the Nasdaq National Market, on which the common stock is listed.

      Each share of common stock authorized for issuance has the same rights and is identical in all respects with each other share of common stock. Newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Stockholders will not have preemptive rights to purchase any subsequently issued shares of common stock.

      The ability of the Board of Directors to issue additional shares of common stock of the Company without stockholder approval may be deemed to have an anti-takeover effect, since unissued and unreserved shares of common stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. The Board of Directors does not intend to issue any additional shares of the Company’s common stock except on terms which it deems to be in the best interests of the Company and its stockholders.

      Delaware law requires that an amendment to the Certificate be approved by the holders of a majority of the issued and outstanding shares of common stock of the Company.

      Unless the authority to vote for the amendment is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted “For” the amendment of the amended and restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company from 24,000,000 shares to 32,000,000 shares propose by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATION OF INCORPORATION.

REPORT OF AUDIT COMMITTEE

      The Audit Committee of the Company’s Board of Directors is currently comprised of four independent directors and operates under a written charter adopted by the Committee. The Board appoints the Audit Committee and its chairman. The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process.

      The responsibility for the quality and integrity of the Company’s financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company’s management. The Company’s independent public accountants for 2004, McGladrey & Pullen, LLP (“McGladrey”), are responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements are fairly presented, in all material respects, in conformity with United States generally accepted accounting principles.

      The Audit Committee of the Board of Directors has:

1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management of the Company and McGladrey;

2. Reviewed and discussed with McGladrey the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented, as currently in effect;

3. Received the written disclosures and the letter from McGladrey required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC’s “Revision of the Commission’s Auditor Independence Requirements,” which became effective February 5, 2001, the Audit Committee considered at a meeting held on February 25, 2004, whether these relationships and arrangements are compatible with maintaining McGladrey’s independence, and has discussed with representatives of McGladrey that firm’s independence from the Company; and

4. Received a letter, dated March 11, 2005, from McGladrey stating that they had resigned as auditors for the Company.

      Based on the foregoing materials, reviews and discussions, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the SEC.

      This report is submitted by the Audit Committee.

Gerald F. Hartley (Chairman)
Joseph Rizza
Robert D. Small
Leon Wolin

      The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

INDEPENDENT PUBLIC ACCOUNTANTS

      The Company’s independent public accountants for the fiscal years ended December 31, 2003 and 2004 were McGladrey & Pullen, LLP. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent public accountants, and selecting the independent public accountants for the current fiscal year. A copy of the Audit Committee charter is available at www.midwestbanc.com.

      Management has invited representatives of McGladrey to be present at the meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Change in Accountants

      In response to the Sarbanes-Oxley Act of 2002, the Audit Committee determined on December 16, 2002 to segregate the internal and external auditing functions and dismissed Crowe Chizek and Company LLC (“Crowe Chizek”) as the Company’s external auditor, effective upon the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2002. On December 16, 2002, the Audit Committee also appointed KPMG, LLP (“KPMG”) to become the Company’s external auditor effective upon the Company’s filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2002. Crowe Chizek continues to provide internal audit services to the Company under the direction of the Company’s Vice President — Internal Audit. This change in accountants was previously reported in our Current Report on Form 8-K filed with the SEC on December 23, 2002 and as amended by Form 8-K/ A filed January 7, 2003. Crowe Chizek completed the audit of the Company’s consolidated financial statements for the year ended December 31, 2002.

      Crowe Chizek’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2000 and 2001, and in the subsequent interim periods, there were no disagreements with Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Crowe Chizek, would have caused Crowe

Chizek to make reference to the matter in its report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

      The Company provided Crowe Chizek with a copy of the foregoing disclosures. A copy of Crowe Chizek’s letter, dated January 7, 2003, stating its agreement with such statements was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K on January 7, 2003.

      During the fiscal years ended December 31, 2000 and 2001, and through December 16, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K.

      On April 29, 2003, KPMG informed the Company that it would not accept the appointment to serve as the Company’s independent accountant for the fiscal year ending December 31, 2003 and resigned. On May 2, 2003, the Audit Committee appointed McGladrey to serve as the Company’s independent accountant for the fiscal year ending December 31, 2003. This change in accountants was previously reported in our Current Report on Form 8-K filed with the SEC on April 29, 2003 and as amended by Form 8-K/ A filed May 19, 2003.

      During the fiscal years ended December 31, 2002 and 2001, and through May 1, 2003, the Company did not consult McGladrey with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2) of Regulation S-K.

      McGladrey orally advised the Company just prior to the close of business on March 11, 2005, that it had resigned as the Company’s independent accountant. The Company received written confirmation of McGladrey’s resignation on March 14, 2005.

      The reports of McGladrey on the Company’s financial statements for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended December 31, 2004 and 2003, and through March 11, 2005, except as noted below, there were no disagreements with McGladrey on matters of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey, would have caused it to make reference to the subject matter of the disagreement in its reports on the financial statements for such fiscal years. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2004 and 2003 and through March 11, 2005.

      The Company received an unqualified audit opinion for the years ended December 31, 2004 and 2003 on its financial statements. McGladrey expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004.

      McGladrey has advised the Company’s Audit Committee that during the conduct of the 2004 audit, McGladrey encountered a disagreement with management over whether the impairment of FNMA Series F perpetual preferred shares held by the Company as available-for-sale securities at December 31, 2004 was other than temporary.

      At December 31, 2004, shares of the floating rate FNMA Series F perpetual preferred equity securities were trading at amounts less than their amortized cost for a period of sixteen consecutive months. Management believed that the decline in the value of the securities was due in large part to the reset of the dividend rate in the Spring of 2004, which was a low point in the interest rate cycle, followed by a subsequent increase in interest rates. Management noted that the next dividend reset date is scheduled for March 2006.

The Company expected this investment to recover its original cost as interest rates increased and had both the intent and ability to hold the investment until such recovery occurred.

      At the urging of McGladrey, the Company adopted a more conservative position and classified the security as other-than-temporarily impaired. The Company recognized a non-cash pre-tax charge of $10.1 million in its fourth quarter statement of income for the other-than-temporary impairment of its floating rate FNMA Series F perpetual preferred equity securities. This loss previously had been reflected in comprehensive income. This action resulted in the reclassification, after tax, of $5.6 million, or $0.31 per diluted share, from comprehensive income to the statement of income for the fourth quarter and reduced net income to $2.4 million, or $0.13 per diluted share, for the year ended December 31, 2004. The reclassification had a minimal impact on stockholders’ equity at December 31, 2004.

      It is the practice of the Company not to retain securities that are classified other-than-temporarily impaired. As a consequence, these securities were liquidated in February 2005 at a $1.3 million gain in excess of the year-end value. The Company continues to own other floating rate perpetual preferred stock of FNMA which management has concluded is not other-than-temporarily impaired because they are appreciated in value.

      The Audit Committee discussed with McGladrey the disagreement McGladrey had with management as to whether shares of the Company’s available-for-sale floating rate perpetual preferred equity securities were “other-than-temporarily” impaired, as defined in FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and Securities and Exchange Commission Staff Accounting Bulletin No. 59, “Accounting for Noncurrent Marketable Equity Securities.”

      The Company has authorized McGladrey to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of the disagreement described herein.

      The Company provided McGladrey with a copy of the foregoing disclosures. A copy of McGladrey’s letter stating its agreement with the above statements was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K on March 16, 2005.

      The Company’s Audit Committee is in the process of selecting a replacement accounting firm to serve as the Company’s independent accountants.

Fees for Services rendered by McGladrey

      The following is a summary of the fees billed to the Company by McGladrey for professional services rendered for the fiscal years ended December 31, 2004 and 2003. The Audit Committee considered and discussed with McGladrey the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company’s auditor.

Fee Category	2004	2003

Audit Fees	$615,674	$344,207
Audit-Related Fees	14,331	26,324

Audit Fees

      Audit fees are for professional services rendered by McGladrey for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2004 and 2003, the audit of the Company’s internal control over financial reporting, reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements, as well as such services as comfort letters, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

      Audit-related fees consist of fees billed for assurance and similar services that are reasonably related to the performance of the audit or review of the consolidated financial statements, are not reported under “Audit Fees” and include employee benefit plan audits, accounting consultations and attest services that are not required by statute or regulation.

Tax Fees

      McGladrey did not perform any professional services for the Company that would be considered tax-related.

All Other Fees

      McGladrey did not perform any professional services for the Company that would be considered in the all other fees category.

Pre-approval of Services by the External Author

      The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees up to a maximum for any one non-audit service of $100,000, provided that the Chairman shall report any decisions to pre-approve such audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting.

ADDITIONAL INFORMATION

Stockholder Proposals

      To be considered for inclusion in the Company’s proxy and form of proxy relating to the 2006 Annual Meeting of Stockholders, a stockholder proposal must be received prior to December 24, 2005, by the President of the Company at the address set forth on the first page of this Proxy Statement. Any such proposal will be subject to Rule 14a-8 under the Exchange Act.

Notice of Business to Be Conducted at the Annual Meeting

      Under the Company’s By-laws, the only business which may be conducted at an annual meeting of stockholders is that business brought before the meeting by the Board of Directors or by any stockholder who is entitled to vote and who has complied with the notice procedures set forth in our Bylaws. For business to be brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and must have given timely notice in writing to our President. For the 2006 Annual Meeting, a stockholder must give written notice to the President of the Company by December 24, 2005; provided, however, that, in the event less than 130 days notice or prior public disclosure that the date of the 2006 Annual Meeting will be held on a date other than May 3, 2006, notice by the stockholder to be timely must be so delivered not later than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting.

      A stockholder’s notice to our President must set forth as to each matter the stockholder proposes to bring before the Annual Meeting:

•	a brief description of the matter the stockholder desires to present,

•	the name and record address of the stockholder who proposed such matter,

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder and

•	any material interest of such stockholder in such business.

      The By-laws provide that nominations for election to the Board of Directors may be made only by the Board of Directors or by stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws described above.

      In addition to the information described above, the stockholder’s notice must set forth, as to each person the stockholder proposes to nominate for election or re-election as a director, his or her name and qualifications, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

      These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including those matters raised other than pursuant to the procedures of Rule 14a-8 under the Exchange Act. The Company is not required to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Director Nomination Suggestions to Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. A stockholder who wishes to recommend a prospective Board nominee for the Committee’s consideration may do so by submitting the name of the prospective nominee in writing to the Chairman of the Corporate Governance and Nominating Committee,

      Midwest Banc Holdings, Inc., 501 West North Avenue, Melrose Park, IL 60160 prior to January 1 of each year, for consideration at the next annual meeting. In submitting nominees, persons should be aware of and apply the guiding principals for director qualifications discussed above. Persons submitting nominations may be asked to provide additional background information about a prospective candidate as determined by the Committee.

Other Matters Which May Properly Come Before the Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters, to the extent legally permissible, in accordance with their best judgment.

      Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

By Order of the Board of Directors

(-s- DANIEL NAGLE)

DANIEL NAGLE
Secretary to the Board

Melrose Park, Illinois

April 15, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Exhibit A

MIDWEST BANC HOLDINGS, INC.

STOCK AND INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS MARCH 23, 2005

APPROVED BY STOCKHOLDERS

ESTABLISHMENT, PURPOSE, DURATION AND EFFECTIVE DATE

      Establishment of the Plan. Midwest Banc Holdings, Inc., a Delaware corporation (hereinafter referred to as the “Company”), adopted the Midwest Banc Holdings, Inc. Stock and Incentive Option Plan, f/k/a Midwest Banc Holdings, Inc. 1996 Stock Option Plan (the “Plan”), effective November 19, 1996. The Company now wishes to amend and restate the Plan to make such changes in the Plan necessary to: increase the number of shares of Common Stock that may be issued pursuant to Awards under the Plan to 2,500,000 (Article IV), add Stock Appreciation Rights (Article VII), Restricted Stock (Article VIII), and Restricted Stock Units (Article IX), to extend the duration of the Plan to March 23, 2015 (Section 1.3), and to allow Non-Employee Directors to participate in the Plan (Article V). Inasmuch as the 10-year duration of the Incentive Stock Option plan will expire on November 18, 2006 and no Incentive Stock Options have been granted under the Plan, the Incentive Stock Option plan is terminated and a new Incentive Stock Option plan is hereby established in this amended and restated Plan.

      Purpose of the Plan. The purpose of this Plan is to benefit the Company and its Subsidiaries by enabling the Company to offer to certain present and future executives, key employees, and Non-Employee Directors stock based incentives in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its Subsidiaries.

      Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XIII hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. Unless sooner terminated, the Plan shall terminate on the date before the tenth anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan after the Plan is terminated.

      Effective Date. The Plan as amended and restated shall become effective on March 23, 2005, but no Awards shall be granted unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board.

DEFINITIONS

      Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

      “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

      “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, limitations and provisions applicable to Awards granted under this Plan, as shall be determined by the Committee.

      “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any successor rule or regulation promulgated under the Exchange Act.

      “Board” means the Board of Directors of the Company.

      “Cause” means, with respect to termination of a Participant’s employment (or status as a Non-Employee Director), the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “cause” (or similar words) or where a “cause” termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment due to the (a) willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant’s Disability), (b) the Participant’s dishonesty or theft, (c) the Participant’s violation of any obligations or duties under any employment agreement, (d) the Participant’s gross negligence or willful misconduct, or (e) the Participant’s suspension or termination due to the direction of any authorized bank regulatory agency that the Participant be relieved of his duties and responsibilities to the Company or a Subsidiary.

In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines “cause” (or similar words) and a “cause” termination would be permitted under such agreement at that time, the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

In the case of a Non-Employee Director, the removal of the Non-Employee Director pursuant to a vote of the stockholders of the Company or the removal of a Non-Employee Director pursuant to a direction received from any authorized bank regulatory agency.

      No act or failure to act on a Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

      “Change Of Control” means the occurrence of any one or more of the following events:

The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by persons who were stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

The Company sells all or substantially all of its business and/ or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by persons who were stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

Any person or group (as the terms “person” and “group” are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the Beneficial Owner of more than 50% of the issued and outstanding shares of voting securities of Company, other than (a) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary or (b) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company;

Individuals who are members of the Incumbent Board cease to constitute a majority of the Board. For this purpose, “Incumbent Board” means (a) the members of the Board of Directors of the Company on the Effective Date and (b) any individual who becomes a member of the Board after the Effective Date, if such individual’s election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board; or

The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

      The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred under paragraphs (i), (ii), (iii), (iv) and (v) above.

      “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto, and the rules and regulations thereunder.

      “Committee” means the Committee as specified in Article III herein appointed by the Board to administer the Plan with respect to grants of Awards.

      “Common Stock” or “Shares” means the common stock, $0.01 par value per share, of the Company.

      “Company” means Midwest Banc Holdings, Inc., a Delaware corporation, as well as any successor to the Company which shall maintain this Plan as provided in Article XVI herein.

      “Director” means any individual who is a member of the Board. Notwithstanding the foregoing, a Non-Employee Director who, with the approval of the Board or the Committee, enters into a continuing participant agreement with the Company or a Subsidiary effective upon such person ceasing to be a Non-Employee Director, shall continue to be a Non-Employee Director for purposes of this Plan and shall not be deemed to incur a termination of directorship during the term of such continuing participant agreement.

      “Disability” means the permanent and total disability of a person as defined in Section 22(e)(3) of the Code and shall be determined by the Committee upon receipt of competent medical advice from one or more individuals selected by the Committee who are qualified to give professional medical advice.

      “Early Retirement” means the Participant’s termination of employment with the Company and its Subsidiaries (for reasons other than Cause) on or after attaining age 55 having completed five or more years of employment with the Company or its Subsidiaries.

      “Effective Date” means March 23, 2005, except as otherwise provided herein.

      “Employee” means any full-time salaried employee (including officers and directors) of the Company and its Subsidiaries, including Subsidiaries which become such after adoption of the Plan. Mere service as a Director or payment of a Director’s fee by the Company or a Subsidiary, however, shall not be sufficient to qualify such Director as an “Employee” of the Company or a Subsidiary. Notwithstanding the foregoing, a full-time salaried employee who, with the approval of the Board or the Committee, enters into a continuing participant agreement with the Company or a Subsidiary effective upon such person ceasing to be a full-time salaried employee, shall continue to be an Employee for purposes of this Plan and shall not be deemed to incur a termination of employment during the term of such continuing participant agreement; provided, however, that for purposes of Incentive Stock Options, the term “Employee” does not include any person who is not an “employee” within the meaning of Section 422 of the Code.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto, and the rules and regulations thereunder.

      “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

If the Common Stock is at the time traded on the NASDAQ National Market System (or any similar system or exchange), then the Fair Market Value shall be the average of the highest and lowest prices of the Common Stock as reported by the consolidated tape of the NASDAQ National Market System (or any similar system or exchange) on the date of determination. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

If the Common Stock is regularly quoted on an automated quotation system (including OTB Bulletin Board) or by a recognized securities dealer, then the Fair Market Value shall be the closing sales price for the shares as quoted on such system on the date of determination. If selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

In the absence of an established market for the Common Stock of the type described in paragraphs (i) and (ii) above, the Fair Market Value thereof shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

      “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article VI hereof and which is designated as an Incentive Stock Option and which qualifies as an ISO under Section 422 of the Code and the regulations promulgated thereunder.

      “Non-Employee Director” means a Director who is not also a current Employee.

      “Nonqualified Stock Option” or “NQSO” means an option to purchase Common Stock of the Company other than an Incentive Stock Option described in Section 422 of the Code that satisfies the following requirements: (1) the amount required to purchase the Common Stock under the Nonqualified Stock Option (the exercise price) may never be less than the Fair Market Value of the underlying Common Stock on the date the Nonqualified Stock Option is granted; (2) the receipt, transfer or exercise of the Nonqualified Stock Option is subject to taxation under Section 83 of the Code; and (3) the Nonqualified Stock Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option under Section 1.83-7 of the Treasury regulations.

      “Option” means an ISO or a NQSO granted pursuant to the Plan.

      “Participant” means a holder of an outstanding Award granted under the Plan.

      “Period of Restriction” means the period during which the transfer of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion).

      “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

      “Related” means (i) in the case of an SAR or other right, an SAR or other right which is granted in conjunction with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent an SAR or other right is exercisable, in whole or in part, in lieu thereof.

      “Restricted Stock” means Shares granted under Article VIII herein.

      “Restricted Stock Unit” means a unit granted under Article IX evidencing the right to receive either Common Stock or a cash payment equal to the Fair Market Value of a Share (or a combination thereof) at some future date.

      “Retirement” means the Participant’s termination of employment with the Company or its Subsidiaries (for reasons other than Cause) on or after the date the Participant attains age 65 or, in the case of a Non-Employee Director, it means the cessation of the Non-Employee Director’s duties as a Director due to his decision to resign or not stand for re-election or due to the Board of Directors decision not to reslate him for election as a Director (other than for Cause).

      “Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act.

      “Stock Appreciation Right” or “SAR” means a right to receive upon exercise an amount payable in Shares. An SAR issued under the Plan must meeting the following requirements: (1) the value of the Common Stock the excess over which the right provides for payment upon exercise (the SAR exercise price) may never be less than the fair market value of the underlying Common Stock on the date the right is granted; (2) the Common Stock subject to the right is traded on an established securities market; (3) only such traded Common Stock may be delivered in settlement of the right upon exercise; and (4) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

      “Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interests.

      Gender And Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ADMINISTRATION

      The Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors, or by any other Committee appointed by the Board of Directors. The Committee administering the Plan shall consist of two or more Directors who are (i) “non-employee directors” as the term (or any similar successor) is defined in Rule 16b-3, and (ii) “outside directors” within the meaning of Section 162(m) of the Code.

      Authority of the Committee. Except as limited by law or by the amended and restated Certificate of Incorporation (the “Certificate”) or the amended and restated Bylaws (the “Bylaws”) of the Company, and subject to the provisions herein, the Committee (acting by majority action (whether taken during a meeting or by written consent)) shall have full and complete discretionary power to:

•	select Employees and Non-Employee Directors to whom Awards will be provided;

•	determine the number, sizes and types of Awards, the date the Awards may be exercised and the date on which the risk of forfeiture shall lapse, the acceleration of any such dates and the expiration date of an Award;

•	determine the terms and conditions of Awards in a manner consistent with the Plan;

•	determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other means or a combination thereof;

•	construe and interpret the Plan and any agreement or instrument entered into under the Plan;

•	establish, amend, or waive rules and regulations for the Plan’s administration;

•	(subject to the provisions of Article XIII herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; and

•	make all other determinations which may be necessary or advisable for the administration of the Plan.

      Manner of Exercise of Committee Authority; Subcommittees. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Section 162(m) of the Code as performance-based compensation, in which case the subcommittee shall be subject to and have authority granted hereunder to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder.

      Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

      Shares Available For Awards. Subject to adjustment as provided in Section 4.4, the aggregate number of Shares which may be issued or used for reference purposes over the term of the Plan shall not exceed 2,500,000 Shares (inclusive of shares issued prior to March 23, 2005), which may be either authorized and unissued Shares or Shares held in or reacquired for the treasury of the Company.

      Not more than 500,000 Shares shall be issued under Awards which are Restricted Stock or Restricted Stock Units. Such number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 4.4.

      Of the aggregate number of Shares available for Awards set forth in paragraph (a), the total number of Shares of Company Stock with respect to which Incentive Stock Option Awards may be granted shall not exceed                     Shares.

      Reuse. If, and to the extent:

an Option shall expire, terminate, lapse or be cancelled for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the Shares related to the Option are not issued to the Participant (or beneficiary) (including as the result of a Share-for-Share exercise or the use of Shares for withholding taxes), the Shares subject thereto which have not become outstanding shall (unless the Plan shall have terminated) remain available for issuance under the Plan; or

any Awards under the Plan are forfeited for any reason, or settled in cash in lieu of Shares or in a manner such that some or all of the Shares related to the Award are not issued to the Participant (or beneficiary) (including as a result of the use of Shares for tax withholding), such Shares shall (unless the Plan shall have terminated) remain available for issuance under the Plan, except as provided in Section 7.2 which relates to the exercise of SARs in conjunction with Options.

      Individual Participant Limitations. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be granted with respect to Options or SARs in any one fiscal year to a Participant shall be 150,000. To the extent required by Section 162(m) of the Code or the Treasury regulations thereunder, in applying the foregoing limitations with respect to a Participant, if any Option or

SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

      No Participant may be granted, during any fiscal year, Awards consisting of Shares or units denominated in such shares (other than any Awards consisting of Options or SARs) covering or relating to more than 150,000 Shares, subject to adjustment pursuant to the provisions of Section 4.4 hereof.

      Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend, recapitalization, or a corporate transaction, such as any merger, consolidation, combination, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/ or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1, 4.2 and 4.3, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ELIGIBILITY AND PARTICIPATION

      Eligibility. The persons eligible to participate in this Plan are as follows:

           (i)  Employees; and

           (ii) Non-Employee Directors.

      Notwithstanding the foregoing, only Employees are eligible to receive Incentive Stock Options.

      Actual Participation. Subject to the provisions of the Plan, the Committee shall have full authority to determine which eligible persons are to receive Awards and the nature and amount of each Award.

STOCK OPTIONS

      Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Non-Employee Directors at any time and from time to time as determined by the Committee in its sole discretion; provided, however, that Non-Employee Directors shall not be eligible to receive Incentive Stock Options. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

      Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. In the event the Award Agreement does not set forth when each Option expires and becomes unexercisable, then the Option evidenced thereby shall expire and become unexercisable in accordance with the provisions of Section 6.4. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

      Exercise Price. Subject to the provisions of this Section 6.3, the exercise price for each Option shall be determined by the Committee in its sole discretion.

      Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the exercise price shall be not less than the Fair Market Value of a Share on the date of the grant.

      Incentive Stock Options. In the case of an Incentive Stock Option, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant; provided, however, that if on the date of the grant, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date of the grant.

      Substitute Options. Notwithstanding the provisions of paragraphs (a) and (b), in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

      Expiration of Options. Subject to the provisions of Section 6.8 and Section 6.11, Options granted pursuant to this Article VI shall expire in accordance with this Section 6.4.

      Expiration Dates in General. Each Option granted pursuant to this Article VI shall terminate no later than the first to occur of the following events:

The date for termination of the Option set forth in the written Award Agreement; or

The expiration of ten (10) years measured from the date of the grant; or

The expiration of three (3) months from the date of the Participant’s termination of employment (or termination as a Non-Employee Director) for a reason other than the Participant’s death, Disability, Retirement, or for Cause; or

The expiration of one (1) year from the date of the Participant’s termination of employment (or termination as a Non-Employee Director) by reason of death, Disability or Retirement; or

The date of termination of employment (or termination as a Non-Employee Director) in the event of a termination for Cause.

      Effect of Termination of Service. Notwithstanding Section 6.4(a) or 6.5:

Upon the death, Disability or Retirement of the Participant, each Option held by the Participant shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable thereafter until the first to occur of the dates set forth in Section 6.4(a)(i), (ii) or (iv).

Upon Early Retirement, each Option held by a Participant who from such Early Retirement retires and agrees to remain retired from the industry (a “sunset arrangement”) shall become exercisable in full (without regard to any installment or other vesting provisions thereof) and shall be exercisable by the Participant until the earlier of the dates set forth in Section 6.4(a)(i), (ii) or (iii).

In the event of the death of the Participant after his termination of employment (or his termination as a Non-Employee Director), but prior to the expiration of his Options, then his then exercisable Options shall be exercisable in full by his beneficiaries until the earlier of the date such Options would have expired had the Participant survived until such date or the expiration of one (1) year from the date of the Participant’s termination.

If the employment of the Participant (or his status as a Non-Employee Director) shall terminate for any reason other then death, Disability, Retirement, Early Retirement, or for Cause, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three (3) months after such date of termination, whichever first occurs; provided, however, that in the event such termination occurs after a Change in Control, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one (1) year after such date of termination of service, whichever first occurs.

Where termination of employment (or termination as a Non-Employee Director) is for Cause, rights under all Options shall terminate immediately upon such termination.

      Terms of Exercise. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion and prescribe in the Award Agreement; provided that, to the extent required to comply with Rule 16b-3, no Option shall be exercisable within the first six months of its term, unless death or Disability of the Participant occurs during such period. Each Option which is intended to qualify as an Incentive Stock Option under Section 422 of the Code shall comply with the applicable provisions of the Code pertaining to such Options. In the event that the Award Agreement does not set forth times with respect to the exercisability of Options, then each such Option granted to an Employee or Non-Employee Director shall become exercisable on the first anniversary of the date of the grant at the rate of one-fourth (25%) of the Shares which may be purchased under the Option (rounded down to the nearest whole number), and on each of the second, third and fourth anniversary of the date of the grant to the extent of an additional one-fourth (25%) of such Shares. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. Notwithstanding the foregoing, upon a Change in Control or an event described in Section 6.4(b)(i) or (ii), any and all Options granted under this Article VI shall become immediately exercisable in full.

      Method of Exercise; Cancellation of Related SAR.

      Options shall be exercised by the Participant’s delivery of a written notice of exercise to the President of the Company (or his designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      The exercise of an Option shall cancel any Related SAR to the extent of the number of Shares as to which the Option is exercised. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

      Payment Upon Exercise. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full as follows:

in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise program as permitted under Federal Reserve Board’s regulations);

by tendering previously acquired Shares (which, if such shares have been acquired under this Plan, have been held at least six (6) months) having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price;

by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan; or

by a combination of (i), (ii) and (iii), as the Committee, in its sole discretion, may permit.

      Limited Transferability of Options. An Incentive Stock Option shall be exercisable only by the Participant during his lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

      The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted to a Participant to be on terms which permit transfer by such Participant to:

the spouse, children or grandchildren of the Participant (“Immediate Family Members”),

a trust or trusts for the exclusive benefit of such Immediate Family Members, or a partnership in which such Immediate Family Members are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 6.8, and (C) subsequent transfers of transferred Options shall be prohibited except those in accordance with Article X.

      Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that for purposes of Article X hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of Article VI and Article XII relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in Article VI and Article XII.

      Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

      Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased Shares.

      Additional Provisions Applicable to Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

      Annual Dollar Limitation. The aggregate Fair Market Value (determined on the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided, however, that in the event the Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, then those Incentive Stock Options up to such $100,000 limitation (determined in the order such Options were granted) shall continue to be Incentive Stock Options and the remainder shall be Nonqualified Stock Options.

      Termination of Continuous Service; Exercise. Notwithstanding anything in this Plan to the contrary, no Incentive Stock Option may be exercised more than three (3) months after the Participant’s termination of employment with the Company and all Subsidiaries for any reason other than Disability or death (in which case the Incentive Stock Option may be exercised until the expiration of one (1) year from the date of death or Disability). In the event the Participant dies during the three-month period after termination of employment, the Incentive Stock Option may be exercised by such Participant’s beneficiaries for the period ending one (1) year after the date of the Participant’s death. In the event the Award Agreement or the Committee permits later exercise and the Incentive Stock Option is not exercised within such three (3) month or one (1) year period, whichever is applicable, then such Incentive Stock Option shall become a Nonqualified Stock Option.

      Option Term. The term of each Incentive Stock Option shall be fixed by the Committee. Notwithstanding the foregoing, no Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such Option is granted; provided, however, that if the Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the date such Option is granted.

STOCK APPRECIATION RIGHTS

      Grant of Stock Appreciation Rights. Subject to the provisions of Section 1.3 and Article IV, Stock Appreciation Rights may be granted to Employees at any time and from time to time as shall be determined by the Committee. An SAR may be granted at the discretion of the Committee in any of the following forms:

•	In conjunction with Options;

•	In addition to Options;

•	Upon lapse of Options;

•	Independent of Options; or

•	Each of the above in connection with previously awarded Options.

      Exercise of SARs In Conjunction With Options. SARs granted in conjunction with Options may be exercised for all or part of the Shares subject to the Related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the Shares for which its Related Option is then exercisable. Option Shares with respect to which the SAR shall have been exercised may not be subject again to an Award under this Plan. SARs granted pursuant to this Section 7.2 with respect to which the Option Shares have been exercised will immediately lapse upon such exercise.

      Exercise of SARs in Addition to Options. SARS granted in addition to Options shall be deemed to be exercised upon the exercise of the Related Options.

      Exercise of SARs Upon Lapse of Options. SARs granted upon lapse of Options shall be deemed to have been exercised upon the lapse of the Related Options as to the number of Shares subject to the Options. Notwithstanding Section 4.2, cancelled Options in an amount equal to the related SARs shall not be available again for Awards under the Plan.

      Exercise of SARs Independent of Options. SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

      Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 7.7 below) determined by multiplying:

      The difference between the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share on the date the right is granted, by

      The number of Shares with respect to which the Stock Appreciation Right is exercised.

      Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or Shares, or in a combination thereof.

      Limit of Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

      Term of SAR. The term of an SAR granted under the Plan shall not exceed ten (10) years.

      Termination of Service. In the event the termination of a Participant’s service for any reason, any SARs outstanding shall terminate in the same manner as specified for Options under Section 6.4(b) hereof.

      Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable only by the Participant during his lifetime.

RESTRICTED STOCK

      Grant of Restricted Stock. Subject to the provisions of Section 1.3 and Article IV, the Committee, at any time and from time to time, may grant an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of the grant. Each Restricted Stock Award shall be evidenced by an Award Agreement.

      Transferability of Restricted Stock. The Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of any Period of Restriction specified in the Award Agreement, or until the earlier satisfaction of any other conditions specified in the Award Agreement (which may include the attainment of pre-established performance goals as defined in Section 8.8 hereof). Limitations on the transferability of Restricted Stock shall be set forth in the Award Agreement.

      Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and shall legend the Share certificates representing the Restricted Stock to give appropriate notice of such restrictions.

      Voting Rights. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares of Restricted Stock.

      Dividends and Other Distributions. Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares of Restricted Stock. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

      Termination of Service Due to Retirement, Death or Disability. In the event a Participant’s employment (or his status as a Non-Employee Director) terminates due to his or her Retirement, death or Disability, the remaining restrictions with respect to the Restricted Stock, except as otherwise provided by the Committee in the Award Agreement pursuant to Sections 8.2 or 8.3 hereof, shall automatically terminate so that all Shares of Restricted Stock shall be free of all restrictions and freely transferable.

      Termination of Service For Reasons Other than Retirement, Death, or Disability. In the event a Participant’s employment (or his status as a Non-Employee Director) terminates for reasons other than Retirement, death, or Disability, all Restricted Stock subject to restrictions shall be forfeited and reacquired by the Company at the price paid by the Participant. Notwithstanding the foregoing, the Committee, in its sole discretion, may waive the restrictions remaining with respect to Shares of Restricted Stock.

      Performance Goals. One or more of the following business criteria for the Company, on a consolidated basis, and/ or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals: (1) revenue measures; (2) operating income, earnings form operations, earnings before or after taxes, or earnings before or after extraordinary or special items, (3) net income per common share (basic or diluted) or earnings per share (basis or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) efficiency ratio; (7) economic profit or value created; (8) net interest margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, costs targets, customer satisfaction and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

      Automatic Grant of Restricted Stock to Non-Employee Directors. Each Non-Employee Director elected to serve as a Director for the first time starting with the 2004 annual meeting of stockholders of the Company shall automatically be granted 3,000 Shares of Restricted Stock with the first grants being made to qualified Non-Employee Directors on the fifth business day after the stockholders of the Company approve the Plan. The Restricted Stock shall vest as follows: 1,000 Shares shall vest on the fifth business day after the date on which the Non-Employee Director is first elected by the stockholders; and an additional 1,000 shares shall vest on each of the two succeeding anniversaries of such Non-Employee Director’s election provided such Non-Employee Director is still serving as a Director of the Company on each such anniversary date; provided, further, that with respect to any Non-Employee Director elected for the first time at the 2004 annual meeting of stockholders, the first 1,000 shares shall vest on the fifth business day after the 2005 annual meeting of stockholders.

RESTRICTED STOCK UNITS

      Grant of Restricted Stock Units. Subject to the provisions of Section 1.3 and Article IV, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan to such Employees or Non-Employee Directors as it shall determine. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement and may provide for payment to the Participant in cash or Shares or a combination thereof upon expiration of the Period of Restriction. The Committee, in its discretion, may permit a Participant to defer receipt of Common Stock or a cash payment beyond the expiration of any applicable Period of Restriction or the satisfaction of other restrictions imposed by the Committee.

      Transferability of Restricted Stock Units. Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of any Period of Restriction specified in the Award Agreement, or until the earlier satisfaction of any other conditions specified in the Award Agreement (which may include the attainment of pre-established performance goals as defined in Section 8.8 hereof).

      Other Restrictions. The Committee shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws.

      Rights as a Stockholder. No voting or dividend rights as a stockholder shall exist with respect to Restricted Stock Units prior to the issuance of Shares in the name of the Participant. An Award Agreement may provide for dividend equivalent units.

      Termination of Service Due to Retirement, Death, or Disability. In the event a Participant’s employment (or his status as a Non-Employee Director) terminates due to his Retirement, death or Disability, the remaining restrictions with respect to the Restricted Stock Units, except as otherwise provided by the Committee in the Award Agreement pursuant to Sections 9.2 or 9.3 hereof, shall automatically terminate and the Participant shall be entitled to receive Shares or a cash payment, or a combination thereof, provided in the Award Agreement.

      Termination of Service For Reasons Other Than Retirement, Death, or Disability. In the event that a Participant’s his employment (or his status as a Non-Employee Director) terminates with the Company for reasons other than Retirement, death, or Disability, all Restricted Stock Units subject to restrictions shall be forfeited and returned to the Company; provided, however, that, the Committee in its sole discretion may waive restrictions remaining on any or all Restricted Stock Units and distribute Shares or make a cash payment, or a combination thereof, as set out in the Award Agreement.

      Application of Section 409A of the Code. Section 409A of the Code will apply to Restricted Stock Unit Awards until otherwise provided by Treasury regulations or other guidance issued by the U.S. Department of Treasury.

BENEFICIARY DESIGNATION

      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

RIGHTS OF PARTICIPANTS

      Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment (or status as a Director) at any time, nor confer upon any Participant any right to continue in the employ (or as a Director) of the Company or a Subsidiary.

      Participation. No Employee (or Non-Employee Director) shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

CHANGE IN CONTROL

      Except as expressly provided otherwise in an Award Agreement, in the event of a Change in Control as defined in Section 2.1 above, all Awards under the Plan shall vest 100% and shall be fully exercisable, whereupon all Options and SARs shall become exercisable in full and the restrictions applicable to Restricted Stock and Restricted Stock Units (including any Period of Restriction) shall terminate.

AMENDMENT, MODIFICATION, AND TERMINATION

      Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.

      Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent the Board deems necessary or desirable or to comply with applicable laws or the rules of the NASDAQ National Market System or any other system or exchange on which the Shares are then listed or quoted. Notwithstanding the foregoing, the Board shall obtain stockholder approval to amend the Plan to (i) materially increase the maximum number of Shares issuable under the Plan (except for permissible adjustments under Section 4.4); (ii) materially increase the benefits accruing to Participants in the Plan; or (iii) materially modify the eligibility requirements for participation in the Plan.

      Effect of Amendment or Termination. No amendment, termination, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan or the rights of any Participant without the written consent of the Participant holding such Award.

WITHHOLDING

      Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

      Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the Shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Shares tendered to exercise such Option. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

INDEMNIFICATION

      Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Certificate or Bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/ or assets of the Company or otherwise.

LEGAL CONSTRUCTION

      Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

*          *          *

      IN WITNESS WHEREOF, Midwest Banc Holdings, Inc. by its appropriate officers duly authorized, has executed this instrument this                     day of                     , 2005.

MIDWEST BANC HOLDINGS, INC.

By:

As its:

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DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of five Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

For a three-year term	For a two-year term

	For	Withhold		For	Withhold

01 — James J. Giancola	☐	☐	05 — Barry I. Forrester	☐	☐

02 — Gerald F. Hartley	☐	☐

03 — Robert D. Small	☐	☐

04 — Homer J. Livingston, Jr.	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	Amendment and restatement of the Company’s 1996 Stock Option Plan.	☐	☐	☐

3.	Amendment of amended and restated certificate of incorporation of the Company.	☐	☐	☐

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporation’s name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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1 U P X          H H H          P P P P                    005436

Proxy – Midwest Banc Holdings, Inc.

501 West North Avenue
Melrose Park, Illinois 60160

The undersigned stockholder(s) of Midwest Banc Holdings, Inc., a Delaware corporation (the “Company”), does (do) hereby constitute and appoint Robert Figarelli and Joseph Parrillo, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Elmcrest Banquests by Biancalana, 7370 West Grand Avenue, Elmwood Park, Illinois 60707, on May 18, 2005, at 10:00 a.m. or at any adjournment thereof, and to vote all the shares of the Company standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. If this proxy is properly executed but no direction is made, it will be voted FOR all of the nominees for director, FOR the amendment and restatement of the Company’s 1996 Stock Option Plan, and FOR the amendment to the amended and restated certificate of incorporation of the Company.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)